 Filed pursuant to Rule 424(b)(5)
 File No. 333-249479
PROSPECTUS SUPPLEMENT
(To prospectus dated December 10, 2021)
Azure Power Global Limited
Up to $249,938,599 in Non-Transferable Subscription Rights to Purchase Equity Shares
Up to 15,828,917 Equity Shares Issuable Upon Exercise of Rights to
Subscribe for Such Shares at $15.79 per Share
On January 7, 2022 (the “Distribution Date”) we are distributing at no charge to the record holders of our equity shares, par value $0.000625 per share (the “Equity Shares”), as of 5:00 p.m., Eastern Time, on January 6, 2022 (the “record date”), non-transferable subscription rights to purchase up to an aggregate of 15,828,917 new Equity Shares. We refer to this offering as the “rights offering.” We will distribute to our holders of Equity Shares one non-transferable subscription right for every share of our Equity Shares that they own on the record date. Each non-transferable subscription right entitles the holder to purchase 0.3275 Equity Shares (the “Basic Subscription Right”), at the subscription price of $15.79 per whole Equity Share (the “Subscription Price”). We refer to the Basic Subscription Rights as “rights” or “subscription rights.”
Subscription rights may only be exercised in aggregate for whole numbers of Equity Shares; no fractional Equity Shares will be issued in this rights offering. Any fractional Equity Shares created by the exercise of the subscription rights will be rounded down to the nearest whole share. You may not sell, transfer or assign your subscription rights to anyone else. The subscription rights will not be listed on the New York Stock Exchange (“NYSE”) or any other stock exchange or market. As a result, if you do not exercise your subscription rights during the course of the subscription period before the Expiration Date, you rights will lapse.
The period for exercising the subscription rights will expire at 5:00 p.m., Eastern Time, on January 24, 2022 (the “Expiration Date”), unless extended as described herein. We may extend the period for exercising the subscription rights as described below. You may not revoke the exercise of a subscription right after receipt of the payment of the Subscription Price as described in this prospectus supplement. Subscription rights that are not exercised at or before the Expiration Date of this rights offering will expire and will have no value. There is no minimum number of Equity Shares that we must sell in order to complete this rights offering.
CDPQ Infrastructures Asia Pte Ltd. (“CDPQ”), which held as of December 23, 2021, 24,259,272 Equity Shares that represented 50.2% of our outstanding Equity Shares, and OMERS Infrastructure Asia Holdings Pte. Ltd. (“OMERS”), which held as of December 23, 2021, 9,333,178 Equity Shares that represented 19.3% of our outstanding Equity Shares, have each entered into the Backstop Commitment Agreement with the Company (the “Backstop Agreement”). Under the Backstop Agreement, each of CDPQ and OMERS, severally and not jointly, has agreed with us to exercise its respective Basic Subscription Rights in full in this rights offering. In addition, under the Backstop Agreement, each of CDPQ and OMERS, severally and not jointly, has agreed with us to purchase its Backstop Entitlement (as defined below) of any Equity Shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights in this rights offering. For further information, see “Plan of Distribution — Backstop Agreement” beginning on page S-40.
Our Equity Shares are traded on the NYSE under the symbol “AZRE.” On December 23, 2021, the closing price of our Equity Shares as reported on the NYSE was $18.57. We urge you to obtain a current market price for the Equity Shares before making any determination with respect to the exercise of your rights.
We are making this rights offering directly. We have engaged HSBC Securities (USA) Inc. and Roth Capital Partners, LLC to serve as our Dealer Managers in connection with the rights offering. We have engaged Computershare Trust Company N.A. to serve as our subscription agent for this rights offering. Computershare Trust Company, N.A. will hold the funds we receive from holders who exercise rights until we complete or cancel this rights offering.
An investment in our Equity Shares involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement and page 5 of the accompanying prospectus.
	Per Share	Total Maximum(1)
Subscription Price	US$15.79	US$249,938,599
Estimated Expenses	US$0.28	US$4,500,000
Proceeds to Us	US$15.51	US$245,438,599

(1)
Assumes all shareholders exercise their rights

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of our Equity Shares or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Neither we nor our board of directors make any recommendation to rights holders regarding whether they should exercise their rights. As a result of the terms of this rights offering, holders of Equity Shares who do not fully exercise their subscription rights will own, upon completion of this rights offering, a smaller proportional interest in our Equity Shares than otherwise would be the case had they fully exercised their rights.
If you have any questions or need further information about this rights offering, please call Georgeson LLC, our information agent for this rights offering, at 888-607-9107 (U.S.) or + 1 781-575-2137 (for international calls).
It is anticipated that delivery of the Equity Shares purchased in this rights offering will be made on or about January 28, 2022.
   HSBCRoth Capital Partners
As Dealer Managers to the Rights Offering
The date of this prospectus supplement is December 27, 2021.

Prospectus Supplement
Prospectus
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus prepared by us or on our

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behalf in making a decision about whether to invest in our Equity Shares. We have not, and the dealer managers have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. The description set forth in this prospectus supplement replaces and supplements, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Equity Shares in certain jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you are required to inform yourself about, and observe, these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the Equity Shares and are not soliciting an offer to buy the Equity Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
This prospectus supplement provides the terms of the rights offering and supplements the accompanying prospectus, dated December 10, 2021, which is part of our registration statement on Form F-3, as further amended by Post-Effective Amendments No. 1, No. 2 and No. 3, and contains more general information about us and the securities we may offer from time to time, some of which does not apply to this rights offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.
It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information to which we have referred under “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference. Information in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.
You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement regardless of the time of delivery of this prospectus supplement or the time of any exercise of the subscription rights. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus supplement.
We are not making an offer to sell our Equity Shares in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to those jurisdictions.
In this prospectus supplement, unless otherwise specified or the context otherwise requires, all amounts are expressed in “U.S. dollars” or “$”, lawful currency of the United States. Unless otherwise indicated, all financial information included in the Prospectus and this Prospectus Supplement is determined using U.S. generally accepted accounting principles (“U.S. GAAP”). In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to Azure Power Global Limited, a company organized under the laws of Mauritius, excluding its subsidiaries, unless the context otherwise requires or indicates.
For holders of Equity Shares outside the United States:   We have not done anything that would permit the offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. In particular, they must observe the restrictions set forth in this Prospectus Supplement in “Overseas Shareholders” beginning on page S-42.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in reports we subsequently file with the SEC on Form 20-F and file or furnish on Form 6-K, and in related comments by our management, include “forward-looking statements.” Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 20-F and 6-K.
Important factors that could affect our actual results and cause them to differ materially from those expressed in forward-looking statements include, among others, those that may be disclosed from time to time in our reports filed with the SEC, those described under “Risk Factors” set forth in this prospectus supplement, the prospectus and the risks set forth in “Risk Factors,” Item 3D, in our Annual Report on Form 20-F for the year ended March 31, 2021 (the “2021 Annual Report on Form 20-F”).
We urge you to consider these factors and to review carefully the section captioned “Risk Factors” in this prospectus supplement, the prospectus and our 2021 Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement, for a more complete discussion of the risks associated with an investment in our Equity Shares. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in or incorporated by reference into this prospectus supplement are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING
The following are examples of what we anticipate will be common questions about this rights offering. The answers are based on selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this rights offering. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of this rights offering and provide additional information about us and our business, including potential risks related to this rights offering, our Equity Shares and our business.
Exercising the rights and investing in our Equity Shares involves risks. We urge you to carefully read the section entitled “Risk Factors” beginning on page S-14 of this prospectus supplement and on page 5 of the prospectus and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety before you decide whether to exercise your rights.
What is a rights offering?
A rights offering is a distribution of subscription rights on a pro rata basis to all holders of Equity Shares of a company. We are distributing to holders of our Equity Shares as of 5:00 p.m. Eastern Time on January 6, 2022, the record date, at no charge, subscription rights to purchase Equity Shares. You will receive one non-transferable subscription right for every share of our Equity Shares you owned as of 5:00 p.m. Eastern Time on the record date. The subscription rights will be evidenced by rights certificates.
What is a subscription right?
Each subscription right gives our holders of Equity Shares the opportunity to purchase 0.3275 Equity Shares for $15.79 per whole Equity Share and carries with it a Basic Subscription Right as described below.
How many shares may I purchase if I exercise my subscription rights?
We are granting to you, as a record holder of Equity Shares on the record date, one non-transferable subscription right for every share of our Equity Shares you owned at that time. Each subscription right contains the Basic Subscription Right. The Basic Subscription Right gives our holders of Equity Shares the opportunity to purchase 0.3275 Equity Shares for each subscription right at the Subscription Price of $15.79 per whole Equity Share. For example, if you owned 1,000 Equity Shares on the record date, you would be granted 1,000 rights and have the right to purchase 327 Equity Shares for $15.79 per share under the Basic Subscription Right (rounded down to the nearest whole share as described herein). You may exercise any number of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights.
If you hold your shares in street name through a broker, bank, or other nominee who uses the services of The Depository Trust Company (“DTC”) then DTC will issue one non-transferable subscription right to your nominee for every share of our Equity Shares you own at the record date. Each subscription right can then be used to purchase 0.3275 Equity Shares for each subscription right for $15.79 per whole Equity Share. As in the example above, if you owned 1,000 Equity Shares on the record date, your nominee would receive 1,000 subscription rights and you would have the right to purchase 327 Equity Shares for $15.79 per share.
Will fractional shares be issued upon exercise of the subscription rights?
No. We will not issue fractional Equity Shares in this rights offering. Any fractional Equity Shares created by the exercise of the subscription rights will be rounded down to the nearest whole share. Any excess subscription payments received by the subscription agent will be returned by mail promptly after the expiration of this rights offering, without interest or deduction.
What will happen if I choose not to exercise my subscription rights?
If you do not exercise your subscription rights, the number of Equity Shares you own will not change. If you choose not to exercise your Basic Subscription Rights in full, however, the relative percentage of our Equity Shares that you own could substantially decrease, and your voting rights could be substantially diluted.

Will the rights offering be fully subscribed?
CDPQ, which held as of December 23, 2021, 24,259,272 Equity Shares that represented 50.2% of our outstanding Equity Shares, and OMERS, which held as of December 23, 2021, 9,333,178 Equity Shares that represented 19.3% of our outstanding Equity Shares, have each entered into the Backstop Agreement with the Company. Under the Backstop Agreement, each of CDPQ and OMERS, severally and not jointly, has agreed with the Company to exercise its respective Basic Subscription Rights in full in this rights offering. In addition, under the Backstop Agreement, each of CDPQ and OMERS, severally and not jointly, has agreed with the Company to purchase its Backstop Entitlement of any Equity Shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights in this rights offering. For further information, see “Plan of Distribution — Backstop Agreement” beginning on page S-40. Accordingly, this rights offering is expected to be fully subscribed, and we expect to receive gross proceeds of approximately $249,938,599.
However, if CDPQ or OMERS, for any reason, does not purchase in accordance with the Backstop Agreement the Equity Shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights, this rights offering likely would not be fully subscribed.
Why are we conducting this rights offering?
Assuming the rights offering is fully subscribed, we expect to receive gross proceeds of approximately $249,938,599 under this rights offering. We will use the proceeds received from the exercise of the rights to fund our future projects, to potentially purchase renewable assets, to pay off certain borrowings and for general corporate purposes. This may include repaying a credit facility availed from The Hongkong and Shanghai Banking Corporation Limited, an affiliate of HSBC Securities (USA) Inc., on February 1, 2021, with a maturity date of February 2, 2022.
We have chosen to pursue a rights offering because holders of Equity Shares have preemptive rights under the laws of Mauritius, and the rights offering gives existing holders of Equity Shares the opportunity to participate on a pro rata basis and, if all holders of equity exercise their rights, avoid or limit dilution of their ownership interests in the Company.
How was the Subscription Price of $15.79 per share determined?
Our board of directors determined the Subscription Price after considering, among other things: the price at which our holders of Equity Shares might be willing to participate in this rights offering; historical and current trading prices for our Equity Shares; general conditions in the securities markets; current business and capital-raising opportunities; the likely cost of capital from other sources; the amount of proceeds desired; the liquidity of our Equity Shares; the desire to provide an opportunity to our holders of Equity Shares to participate in the rights offering on a pro rata basis; and a range of discounts to market value represented by the Subscription Prices in various prior rights offerings. The $15.79 per share Subscription Price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities.
There can be no assurance that our Equity Shares will trade at prices near or above the Subscription Price after the date of this prospectus supplement, and our Equity Shares could trade below that price. You should not consider the Subscription Price to be an indication of the fair value of our Equity Shares or the price at which our Equity Shares or a subscription right will trade following this rights offering.
Am I required to exercise all of the subscription rights I receive in this rights offering?
No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of Equity Shares you own will not change. However, the relative percentage of Equity Shares that you own could substantially decrease, and your voting rights could be substantially diluted.
How soon must I act to exercise my subscription rights?
The subscription rights may be exercised during the period commencing on January 7, 2022, and ending at 5:00 p.m., Eastern Time, on January 24, 2022, unless extended as described below in “Can our board of directors cancel, amend or extend this rights offering?”, which we refer to as the subscription period. If you elect to exercise any subscription rights, the subscription agent must actually receive all required documents and payments from you or your broker or nominee at or before the Expiration Date. If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.” In some cases, you may be required to provide additional documentation.
When will I receive my rights certificate?
Promptly after the date of this prospectus supplement, the subscription agent will send a rights certificate to each registered holder of our Equity Shares as of 5:00 p.m. Eastern Time on the record date, based on our shareholder registry maintained at the transfer agent for our Equity Shares. If you hold your Equity Shares in “street name” through a brokerage account, bank, or other nominee, you will not receive a physical rights certificate. Instead, as described in this prospectus supplement, you must instruct your broker, bank, or nominee whether or not to exercise subscription rights on your behalf. If you wish to obtain a separate rights certificate, you should promptly contact your broker, bank, or other nominee and request a separate rights certificate. It is not necessary to have a physical rights certificate to elect to exercise your subscription rights if your shares are held by a broker, bank, or other nominee.
If I do not exercise my subscription rights, may I transfer or sell my subscription rights?
No. The subscription rights are not transferable at any time. You may not sell, transfer or assign your subscription rights to anyone else. The subscription rights will not be listed on the NYSE or any other stock exchange or market As a result, if you do not exercise your subscription rights during the course of the subscription period before the Expiration Date, your rights will lapse without value and you will experience dilution with respect to your share ownership.
Are there any conditions to the completion of this rights offering?
There are no conditions precedent to the rights offering.
Who will receive the proceeds from this rights offering?
Assuming the rights offering is fully subscribed, we expect to receive gross proceeds of approximately $249,938,599 under this rights offering. We will use the proceeds received from the exercise of the rights to fund our future projects, potentially to purchase renewable assets, to pay off certain borrowings and for general corporate purposes. This may include repaying a credit facility availed from The Hongkong and Shanghai Banking Corporation Limited, an affiliate of HSBC Securities (USA) Inc., on February 1, 2021, with a maturity date of February 2, 2022.
Are there Over-Subscription Rights?
No, any and all rights not exercised will be exercised by CDPQ and OMERS pursuant to the Backstop Agreement.
Will our executive officers and directors exercise their subscription rights?
Our executive officers and directors may participate in this offering at the same Subscription Price as all other holders of Equity Shares, but none of our executive officers and directors are obligated to so participate.
How will this rights offering affect CDPQ’s and OMERS’ ownership of our Equity Shares?
CDPQ, which held as of December 23, 2021, 24,259,272 Equity Shares that represented 50.2% of our outstanding Equity Shares, and OMERS, which held as of December 23, 2021, 9,333,178 Equity Shares that represented 19.3% of our outstanding Equity Shares, have each entered into the Backstop Agreement with the Company. Under the Backstop Agreement, each of CDPQ and OMERS, severally and not jointly, has agreed with the Company to exercise its respective Basic Subscription Rights in full in this rights offering. In addition, under the Backstop Agreement, each of CDPQ and OMERS, severally and not jointly, has agreed with the

Company to purchase its Backstop Entitlement of any Equity Shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights in this rights offering. For further information, see “Plan of Distribution — Backstop Agreement” beginning on page S-40. Accordingly, this rights offering is expected to be fully subscribed, and we expect to receive gross proceeds of approximately $249,938,599.
If all of our holders of Equity Shares exercise the Basic Subscription Rights issued to them pursuant this rights offering, and this rights offering is therefore fully subscribed, CDPQ’s and OMERS’ beneficial ownership percentage will not change. If CDPQ and OMERS are the only holders of rights who exercise their rights in this rights offering, after giving effect to the Backstop Agreement, the Company will issue an aggregate of 10,841,346 and 4,987,571 Equity Shares, respectively, to CDPQ and OMERS. Under such circumstances, CDPQ and OMERS ownership percentage of our outstanding Equity Shares would increase to approximately 54.7% and 22.3%, respectively, after giving effect to the Basic Subscription Rights in rights offering and the Backstop Agreement.
If CDPQ or OMERS, for any reason, does not purchase in accordance with the Backstop Agreement the Equity Shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights, this rights offering likely would not be fully subscribed.
Can our board of directors terminate, amend or extend this rights offering?
Yes. Our board of directors may terminate, amend or extend this rights offering at any time prior to the Expiration Date. If our board of directors terminates this rights offering, any money received from subscribing holders of Equity Shares will be returned, without interest or deduction, promptly after such termination. If our board of directors extends this rights offering, we will issue a press release notifying holders of Equity Shares of the extension of the Expiration Date as promptly as practicable, but in no event later than 9:00 a.m. Eastern Time on the next business day following the most recently announced Expiration Date.
Has our board of directors made a recommendation to our holders of Equity Shares regarding the exercise of subscription rights under this rights offering?
No. Our board of directors has not made, nor will it make, any recommendation to holders of Equity Shares regarding the exercise of subscription rights under this rights offering. You should make an independent investment decision about whether or not to exercise your subscription rights. Holders of Equity Shares who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for our Equity Shares will remain above the Subscription Price or that anyone purchasing shares at the Subscription Price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise your subscription rights during the course of the subscription period before the Expiration Date, your unexercised subscription rights will be null and void and will have no value, and if you do not exercise your subscription rights in full, your percentage ownership interest in the Company will be materially diluted. For more information on the risks related to this rights offering, see the section of this prospectus supplement entitled “Risk Factors.”
How do I exercise my subscription rights? What forms and payment are required to purchase the Equity Shares?
If you wish to participate in this rights offering, you must take the following steps, unless your shares are held by a broker, bank, or other nominee:
•
deliver payment to the subscription agent using the methods outlined in this prospectus supplement; and

•
deliver a properly completed rights certificate to the subscription agent at or before 5:00 p.m., Eastern Time, on January 24, 2022, unless extended.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the rights certificate, the payment received will be applied to exercise your Basic Subscription Right. If the payment exceeds the Subscription Price for the full exercise of the Basic Subscription Rights (to the extent specified by you), the excess will be refunded. You will not receive interest on any payments refunded to you under this rights offering.

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.” In some cases, you may be required to provide additional documentation.
Will I be charged a sales commission or a fee if I exercise my rights?
We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.
What should I do if I want to participate in this rights offering, but my shares are held in the name of my broker, bank, or other nominee?
If you hold your Equity Shares in the name of a broker, bank, or other nominee, then your broker, bank, or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the Equity Shares you wish to purchase.
If you wish to participate in this rights offering and purchase Equity Shares, please promptly contact the record holder of your shares. We will ask your broker, bank, or other nominee to notify you of this rights offering. You should complete and return to your record holder the form entitled “Beneficial Holder Election Form” (or such other documents required by your broker, bank, or other nominee). You should receive this form from your record holder with the other rights offering materials.
If I exercise my subscription rights, when will I receive my new shares?
We will issue the shares for which subscriptions pursuant to the Basic Subscription Right have been properly received promptly following the Expiration Date if we have received a properly completed and executed rights certificate, together with payment of the Subscription Price for each share of Equity Shares subscribed for pursuant to the Basic Subscription Right.
After I send in my payment and rights certificate, may I change or cancel my exercise of subscription rights?
No. All exercises of subscription rights are irrevocable, subject to applicable law, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Equity Shares at a price of $15.79 per share.
If this rights offering is not completed, will my subscription payment be refunded to me?
Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of this rights offering. If this rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or deduction. If your shares are held in the name of a custodian bank, broker, dealer, or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the subscription agent will return payments through the record holder of your shares.
How much money will the Company receive from this rights offering?
Assuming the rights offering is fully subscribed, we expect to receive gross proceeds of approximately $249,938,599 under this rights offering. We will use the proceeds received from the exercise of the rights to fund our future projects, potentially to purchase renewable assets, to pay off certain borrowings and for general corporate purposes. This may include repaying a credit facility availed from The Hongkong and Shanghai Banking Corporation Limited, an affiliate of HSBC Securities (USA) Inc., on February 1, 2021, with a maturity date of February 2, 2022. See “Use of Proceeds.”
Are there risks in exercising my subscription rights?
Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights means buying additional Equity Shares and should be considered as carefully as you would consider any other equity investment. You should carefully read the section entitled “Risk Factors” beginning on page S-14 of this prospectus supplement and on page 5 of the accompanying prospectus and all other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus in its entirety before you decide whether to exercise your subscription rights.
How many Equity Shares will be outstanding after this rights offering?
As of December 23, 2021, we had 48,332,573 Equity Shares outstanding. Assuming the rights offering is fully-subscribed, we will have 64,161,490 Equity Shares outstanding.
How do I exercise my subscription rights if I live outside the United States?
Holders of Equity Shares on the record date and rights holders located outside the United States and brokers, agents, nominees and other persons acting for, or for the account or benefit of, a person located outside the United States must comply with the restrictions set forth under “Overseas Shareholders” on page S-42 of this prospectus supplement.
What are the U.S. federal income tax consequences of the receipt or exercise of subscription rights?
We believe and intend to take the position that the subscription rights issued pursuant to the rights offering are not part of a “disproportionate distribution,” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and therefore, should not be recognized as taxable income for U.S. federal income tax purposes in connection with the receipt of the subscription rights in the rights offering. The disproportionate distribution rules are complicated, however, and their application is uncertain. You should consult your tax advisor as to the particular consequences to you of this rights offering. For a detailed discussion, see the section of this prospectus supplement entitled “Material U.S. Federal Income Tax Considerations.”
What will be the impact of the rights offering on my share options, share appreciation rights and restricted shares? Will I receive subscription rights if I have share options, share appreciation rights and restricted shares?
Holders of options to purchase our Equity Shares will not receive rights unless they exercise their options for Equity Shares prior to the record date. Similarly, holders of share appreciation rights or restricted shares with respect to our Equity Shares will not receive rights, except to the extent their restricted shares are settled (to the extent applicable) for Equity Shares prior to the record date. The compensation committee of our board of directors shall make a determination as to whether an adjustment is appropriate with respect to options, share appreciation rights, and restricted shares not receiving any exercisable rights, as well as the amount and terms of any such adjustments.
To whom should I send my forms and payment?
If your shares are held in the name of a broker, bank, or other nominee, then you should send the nominee holder certification, notice of guaranteed delivery (if applicable), and payment to that record holder in accordance with the instructions you receive from that record holder. If you are the record holder, then you should send the nominee holder certification, notice of guaranteed delivery (if applicable), and rights certificate by hand delivery, first class mail, or courier service to:
By Mail:
Computershare
Attn Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011
By Overnight Courier:
Computershare
Attn Corporate Actions
150 Royall St — Suite V
Canton MA 02021

If you are a record holder, your payment of the Subscription Price must be made in United States dollars for the full number of Equity Shares for which you are subscribing by personal check drawn upon a United States bank payable to the subscription agent at the address set forth above.
You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate, and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.
Whom should I contact if I have other questions?
If you have other questions or need assistance, please contact the information agent, Georgeson LLC at 888-607-9107 (U.S.) or + 1 781-575-2137 (for international calls).
For a more complete description of this rights offering, see “The Rights Offering” beginning on page S-25.
Key Dates for the Rights Offering
Record date	January 6, 2022
Launch of rights offering and distribution of rights	January 7, 2022
Expiration date	January 24, 2022
Notice of guaranteed delivery due	January 26, 2022

PROSPECTUS SUMMARY
The following summary provides an overview of certain information about us and this rights offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. You should read this entire prospectus supplement, including the risk factors, the accompanying prospectus and the documents that we incorporate by reference carefully before making a decision about whether to exercise your rights.
Our Company
We are a leading independent renewable power producer in India with a pan India portfolio of over seven gigawatts. We developed India’s first private utility scale solar project in 2009 and have been at the forefront in the sector as a developer, constructor and operator of utility scale renewable projects since our inception in 2008. With our in-house engineering, procurement and construction expertise and advanced in-house operations and maintenance capability, we manage the entire development and operation process, providing low-cost solar power solutions to customers throughout India.
Corporate Information
We are a public company limited by shares incorporated in Mauritius on January 30, 2015. Our registered office is located at c/o AAA Global Services Ltd., 1st Floor, The Exchange 18 Cybercity, Ebene, Mauritius. Our principal executive offices are located at Azure Power, 5th Floor, Southern Park, D-II, Saket Place, Saket, New Delhi 110017, India, and our telephone number at this location is +91-11 49409800. Our website address is www.azurepower.com. The information contained on our website does not form part of this prospectus supplement. Our agent for service of process in the United States is CT Corporation System, located at 111 Eighth Avenue, 13th Floor, New York, NY 10011.
Our Equity Shares are listed on the NYSE under the symbol “AZRE.”
Rights Offering Summary
The following summary describes the principal terms of the rights offering, but it is not intended to be a complete description of the offering. See the information under the heading “The Rights Offering” in this prospectus supplement for a more detailed description of the terms and conditions of the rights offering.
Issuer
Azure Power Global Limited
Securities offered
On January 7, 2022, the Distribution Date, we are distributing to you, at no charge, one non-transferable subscription right for each whole share of our Equity Shares that you owned as of 5:00 p.m., Eastern Time, on January 6, 2022, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of those shares. Each subscription right will entitle you to purchase 0.3275 Equity Shares. The subscription rights will be evidenced by rights certificates.
Basic subscription right
The basic subscription privilege will entitle you to purchase 0.3275 Equity Shares at a Subscription Price of $15.79 per whole Equity Share.
Subscription price
$15.79 per whole Equity Share, payable in immediately available funds. To be effective, any payment related to the exercise of a right must clear before the rights offering expires.
Record date
5:00 p.m. Eastern Time, on January 6, 2022.
Distribution date
January 7, 2022.

Commencement date of subscription period
January 7, 2022.
Expiration date
5:00 p.m., Eastern Time, on January 24, 2022, unless extended by us. If you do not exercise your rights at or before the Expiration Date of this rights offering, your unexercised rights will be null and void and have no value. We will not be obligated to honor your exercise of rights if the subscription agent receives the documents and payment of the Subscription Price relating to your exercise after this rights offering expires, regardless of when you transmitted the documents, provided that if you wish to exercise rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the subscription agent before the expiration of the subscription period, you may exercise your rights by guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”
Use of proceeds
Assuming the rights offering is fully subscribed, we expect to receive gross proceeds of approximately $249,938,599 under this rights offering. We will use the proceeds received from the exercise of the rights to fund our future projects potentially to purchase renewable assets, to pay off certain borrowings, and for general corporate purposes. We expect to use up to $100,000,000 of the net proceeds to repay amounts under a credit facility provided by The Hongkong and Shanghai Banking Corporation Limited, an affiliate of HSBC Securities (USA) Inc., on February 1, 2021, with a maturity date of February 2, 2022. See “Use of Proceeds.”
We have chosen to pursue a rights offering because holders of Equity Shares have preemptive rights under the laws of Mauritius, and the rights offering gives existing holders of Equity Shares the opportunity to participate on a pro rata basis and, if all holders of equity exercise their rights, avoid or limit dilution of their ownership interests in the Company. See “Use of Proceeds” and “The Rights Offering — Reasons for the Rights Offering.”
Non-transferability of rights
The subscription rights are not transferable. You may not sell, transfer or assign your subscription rights to anyone else. The subscription rights will not be listed on the NYSE or any other stock exchange or market. As a result, if you do not exercise your subscription rights during the course of the subscription period before the Expiration Date, your rights will expire without value.
No board recommendation
Our board of directors has not made, nor will it make, any recommendation to holders of Equity Shares regarding the exercise of rights under this rights offering.
You should make an independent investment decision about whether or not to exercise your rights. For more information on the risks related to this rights offering, see the section of this prospectus supplement entitled “Risk Factors.”
Minimum subscription amount
There is no minimum subscription requirement. We may consummate this rights offering regardless of the amount raised from the exercise of Basic Subscription Rights by the Expiration Date.
Maximum offering size
We will issue up to approximately 15,828,917 Equity Shares pursuant to this rights offering. This amount represents the aggregate number of shares of Equity Shares that can be purchased pursuant to the Basic Subscription Rights.
Conditions, amendment, withdrawal and termination
There are no conditions precedent to the rights offering.
We reserve the right to amend, withdraw or terminate the rights offering at any time for any reason. If this rights offering is terminated, all rights will expire without value, and we will promptly arrange for the refund, without interest or deduction, of all funds received from holders of rights. All monies received by the subscription agent in connection with this rights offering will be held by the subscription agent, on our behalf, in a segregated account. See “The Rights Offering — Conditions, Amendments, Withdrawal and Termination.”
No revocation
All exercises of subscription rights are irrevocable, subject to applicable law, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase the Equity Shares at the Subscription Price of $15.79 per whole Equity Share. Subscription rights that are not exercised at or before the Expiration Date of this rights offering will expire and will have no value. See “The Rights Offering — No Revocation or Change.”
Material U.S. federal income tax considerations
We believe and intend to take the position that the subscription rights issued pursuant to the rights offering are not part of a “disproportionate distribution,” within the meaning of the Code and therefore, should not be recognized as taxable income for U.S. federal income tax purposes in connection with the receipt of the subscription rights in the rights offering. The disproportionate distribution rules are complicated, however, and their application is uncertain. You should consult your tax advisor as to the particular consequences to you of this rights offering. For a detailed discussion, see the section of this prospectus supplement entitled “Material U.S. Federal Income Tax Considerations.”
Extension
Our board of directors may extend this rights offering at any time prior to the Expiration Date. Any extension of this rights offering will be followed by an announcement as promptly as practicable, but in no event later than 9:00 a.m., Eastern Time, on the next business day following the most recently announced Expiration Date.
Procedures for exercising rights
If you are a record holder of Equity Shares, you may exercise your rights by delivering the following to the subscription agent, at or before 5:00 p.m., Eastern Time, on January 24, 2022, the Expiration Date of this rights offering, unless we extend this rights offering in our sole discretion:
•
your properly completed and executed rights certificate with any required signature guarantees or other supplemental documentation;

•
your properly completed and executed notice of guaranteed delivery (if applicable); and

•
your full Subscription Price payment for each share subscribed for under your rights.

If you are a beneficial owner of Equity Shares whose shares are registered in the name of a broker, bank, or other nominee, you should instruct your broker, bank, or other nominee to exercise your rights and deliver all documents and payment on your behalf at or before 5:00 p.m., Eastern Time, on January 24, 2022, the Expiration Date of this rights offering, unless extended. See “The Rights Offering — Method of Subscription — Exercise of Rights.”
If you wish to exercise your subscription rights but cannot deliver your rights certificate to the subscription agent prior to the expiration of this rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”
Overseas holders of Equity Shares and rights
Holders of Equity Shares on the record date and rights holders located outside the United States and brokers, agents, nominees and other persons acting for, or for the account or benefit of, a person located outside the United States must comply with the restrictions set forth under “Overseas Shareholders” on page S-42 of this prospectus supplement.
Subscription agent
Computershare Trust Company, N.A.
Information agent
Georgeson LLC. If you have any questions or need further information about this rights offering, please call Georgeson LLC at 888-607-9107 (U.S.) or + 1 781-575-2137 (for international calls).
Shares outstanding before the rights offering
48,332,573 Equity Shares were outstanding as of December 23, 2021.
Shares outstanding after completion of the rights offering
Assuming the rights offering is fully subscribed, we anticipate that we will have 64,161,490 Equity Shares outstanding immediately after completion of the rights offering.
Listing of shares of Equity
Shares
Equity Shares trade on the NYSE under the symbol “AZRE,” and the Equity Shares to be issued in connection with the rights offering will also trade on the NYSE under the same symbol.
Risk factors
Investing in our Equity Shares involves substantial risk. You should carefully consider the risk factors set forth in the section entitled “Risk Factors” and the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, prior to making an investment in our Equity Shares. See “Risk Factors” beginning on page S-14 of this prospectus supplement.
Interests of our executive officers and directors in the rights offering
Our executive officers and directors may participate in this offering at the same Subscription Price as all other holders of Equity Shares, but none of our executive officers and directors are obligated to so participate.

RISK FACTORS
Investment in our securities is subject to various risks. Before deciding whether to subscribe for our Equity Shares in the rights offering, holders of rights should consider carefully the risks set forth below, in the prospectus and the documents incorporated by reference in the accompanying prospectus and this prospectus supplement (including documents that are subsequently filed with the SEC and incorporated by reference), including those in “Item 3 — Key Information — D. Risk Factors” in our 2021 Annual Report on Form 20-F, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any risk factors and other information described in the applicable prospectus supplement or relevant free writing prospectus before acquiring any of our securities. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations and cause the value of our securities to decline. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially adversely affect our business, financial condition, results of operations, liquidity and cash flows. Please also refer to the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”
Risks Related to the Rights Offering
The subscription rights to purchase securities in the Rights Offering are not transferable, and there is no market for the subscription rights.
You may not sell, transfer or assign your subscription rights to anyone else. The subscription rights will not be listed on the NYSE or any other stock exchange or market Because the subscription rights are not transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. As a result, if you do not exercise your subscription rights during the course of the subscription period before the Expiration Date, your rights will lapse. You must exercise (or cause your broker, dealer, custodian bank or other nominee to exercise) your subscription rights and purchase the Equity Shares and such Equity Shares must appreciate in value for you to potentially realize any value from your subscription rights.
The market price of our Equity Shares may decline before or after the rights expire.
The market price of our Equity Shares could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including:
•
this rights offering, which may involve the issuance of additional Equity Shares;

•
actual or anticipated fluctuations in our results of operations;

•
announcements by us or our competitors of significant business developments, changes in customer relationships, acquisitions, or expansion plans;

•
changes in the rates or demand for our services;

•
our involvement in litigation;

•
our sale of Equity Shares or other securities in the future;

•
market conditions in our industry in India;

•
changes in key personnel;

•
changes in market valuation or earnings of our competitors;

•
the trading volume of our Equity Shares;

•
changes in the estimation of the future size and growth rate of our markets; and

•
general economic and market conditions.

We cannot assure you that the market price of our Equity Shares will not decline after you elect to exercise your rights. If that occurs, you may have irrevocably committed to buy shares of our Equity Shares in this rights offering at a price greater than the prevailing market price and could have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of your rights you will be able to sell your Equity

Shares at a price equal to or greater than the Subscription Price. Until Equity Shares are delivered upon expiration of this rights offering, you will not be able to sell our Equity Shares that you purchase in this rights offering. Our Equity Shares purchased will be delivered as soon as practicable after expiration of this rights offering. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of rights.
This rights offering may cause the price of our Equity Shares to decrease and you may be able to purchase our shares of Equity Shares on the open market at a price below the Subscription Price.
The announcement of this rights offering, the Subscription Price, and the number of shares of our Equity Shares we could issue if this rights offering is completed could result in an immediate decrease in the trading price of our Equity Shares. This decrease may occur before the expiration of this rights offering and continue after consummation of this rights offering. If such a decrease occurs, your purchase of shares of our Equity Shares in this rights offering may be at a price greater than the prevailing trading price. Further, if a substantial number of rights are exercised and the holders of the shares of our Equity Shares received upon exercise of those rights choose to sell some or all of those shares, the resulting sales could depress the market price of our Equity Shares. Accordingly, you may be able to purchase our shares of Equity Shares on the open market at a price below the Subscription Price. On December 23, 2021, the closing price of our Equity Shares as reported on the NYSE was $18.57.
If you do not exercise your rights in full in this rights offering, you will suffer significant dilution in your percentage ownership of the Company.
If you do not exercise any rights in this rights offering, the number of shares of our Equity Shares that you own will not change and your percentage ownership will be diluted after completion of this rights offering. In addition, if you do not exercise your rights in full, your percentage ownership will be materially diluted after completion of this rights offering.
We reserve the right to cancel, terminate, amend, or extend this rights offering at any time prior to the expiration of the subscription period. If we cancel this rights offering, neither we nor the subscription agent will have any obligation to you, except to return your subscription payments.
We may, in our sole discretion, decide not to continue with this rights offering or amend or cancel this rights offering. If this rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or deduction. However, if CDPQ or OMERS, for any reason, does not purchase in accordance with the Backstop Agreement the Equity Shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights, this rights offering likely would not be fully subscribed.
If this rights offering is not fully subscribed, we expect CDPQ and OMERS to increase their respective ownership percentage pursuant to the Backstop Agreement.
Each of CDPQ and OMERS, severally and not jointly, has agreed with the Company to purchase its Backstop Entitlement of any Equity Shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights in this rights offering pursuant to the Backstop Agreement. Accordingly, their respective ownership percentage may also increase in respect of any Equity Shares purchased by CDPQ and OMERS in accordance with the Backstop Agreement.
If CDPQ or OMERS for any reason does not purchase Equity Shares under the Backstop Agreement, this rights offering may not be fully subscribed which may have an adverse impact on the price of our Equity Shares.
Under the Backstop Agreement, each of CDPQ and OMERS, severally and not jointly, has agreed with the Company to exercise its respective Basic Subscription Rights in full in this rights offering. In addition, under the Backstop Agreement, each of CDPQ and OMERS, severally and not jointly, has agreed with the Company to purchase its Backstop Entitlement of any Equity Shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights in this rights offering. For further information, see “Plan of Distribution — Backstop Agreement” beginning on page S-40. Accordingly, this rights offering is expected to be fully subscribed, and we expect to receive gross proceeds of approximately $249,938,599. If CDPQ or OMERS, for any reason, does not purchase in accordance with the Backstop Agreement the Equity Shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights, this rights offering likely would not be fully subscribed. The Company will publicly announce the number of shares subscribed under the Basic Subscription Rights and the purchases made by CDPQ and OMERS pursuant to the Backstop Agreement. A public announcement by the Company that this rights offering has not been fully subscribed, may have an adverse impact on the price of our Equity Shares.
The Subscription Price determined for this rights offering is not an indication of the fair value of our Equity Shares.
Our board of directors determined the Subscription Price after considering, among other things, (i) the trading price of our Equity Shares over the past several months, (ii) the likely cost of capital from other sources, and (iii) the price at which our holders of Equity Shares might be willing to participate in this rights offering. The Subscription Price for a right is $15.79 per whole Equity Share. The Subscription Price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. You should not consider the Subscription Price to be an indication of the fair value of the Equity Shares to be offered in this rights offering. After the date of this prospectus supplement, our Equity Shares may trade at prices above or below the Subscription Price.
You may not revoke your subscription exercise and could be committed to buying shares above the prevailing market price.
Once you exercise your rights, you may not revoke the exercise of such rights. The public trading market price of our Equity Shares may decline before the rights expire. If you exercise your rights and the public trading market price of our Equity Shares is or afterwards decreases below the Subscription Price, you will have committed to buy shares of our Equity Shares at a price above the prevailing market price. Our Equity Shares is traded on the NYSE under the symbol “AZRE,” and the closing price of our Equity Shares on the NYSE on December 23, 2021, was $18.57 per share. Moreover, you may be unable to sell shares of Equity Shares that you purchase in this rights offering at a price equal to or greater than the Subscription Price you paid for such shares.
If you do not act promptly and follow the subscription instructions, your exercise of rights may be rejected.
Holders of Equity Shares who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent at or before 5:00 p.m., Eastern Time, on January 24, 2022, the Expiration Date of this rights offering, unless extended. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, bank, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent at or before the Expiration Date of this rights offering. We will not be responsible if your broker, bank, or nominee fails to ensure that all required forms and payments are actually received by the subscription agent at or before the Expiration Date of this rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.
If the proceeds of this rights offering are insufficient to repay our borrowing facility as described under “Use of Proceeds” or are delayed for any reason, we would be required to refinance the borrowing facility, a failure of which could lead to a default under the borrowing facility.
Assuming the rights offering is fully subscribed, we expect to receive gross proceeds of approximately $249,938,599 under this rights offering. We will use the proceeds received from the exercise of the rights to fund our future projects, potentially to purchase renewable assets, to pay off certain borrowings and for general corporate purposes. This may include repaying a credit facility availed from The Hongkong and Shanghai Banking Corporation Limited, an affiliate of HSBC Securities (USA) Inc., on February 1, 2021, with a maturity date of February 2, 2022. If the proceeds of this rights offering are insufficient for any reason to repay our borrowing facility as described under “Use of Proceeds” or our receipt of such proceeds is delayed for any reason so that such facility cannot be repaid, we would be required to refinance this facility with new borrowings. Our ability to refinance the borrowing facility will depend on the availability of suitable financing, the Company’s financial condition, the Company’s credit ratings and market conditions, amongst other factors. If we are unable to refinance the borrowing facility for any of these reasons, we might be in default under the terms and conditions of this facility which could trigger cross-defaults in our other borrowings and, therefore, materially and adversely affect our business, results of operations, financial condition, cash flows and liquidity.
We may use the proceeds of this rights offering in ways with which you may disagree.
We will use the proceeds received from the exercise of the rights to fund our future projects, potentially to purchase renewable assets, to pay off certain borrowings and for general corporate purposes. This may include repaying a credit facility availed from The Hongkong and Shanghai Banking Corporation Limited, an affiliate of HSBC Securities (USA) Inc., on February 1, 2021, with a maturity date of February 2, 2022. It is possible that we may allocate the proceeds differently than investors in this offering desire, or that we will fail to maximize our return on these proceeds. You will be relying on the judgment of our management with regard to the use of the proceeds from this rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. For more information, see the section entitled “Use of Proceeds.”
Significant sales of our Equity Shares, or the perception that significant sales may occur in the future, could adversely affect the market price for our Equity Shares.
The sale of substantial amounts of our Equity Shares could adversely affect the price of our Equity Shares. We have a significant number of authorized but unissued shares, including shares available for issuance pursuant to various equity plans. In addition, each of CDPQ and OMERS, severally and not jointly, has agreed with the Company to exercise its respective Basic Subscription Rights allocated to it in full in this rights offering. CDPQ and OMERS, individually or collectively, could exercise control or influence over our Company. Sales of a substantial number equity-related securities in the public market pursuant to new issuances or by these significant shareholders could depress the market price of our Equity Shares and impair our ability to raise capital through the sale of additional equity securities. Any such sale or issuance could dilute the ownership interests of the then-existing holders of Equity Shares and could have a material adverse effect on the market price of our Equity Shares. Even if a substantial number of sales of Equity Shares do not occur within a short period of time, the mere existence of the possibility of sales of a large number of Equity Shares in a short period of time could have a negative impact on the market for our Equity Shares and the rights. See “— The market price of our Equity Shares may decline before or after the rights expire.”
In administering this rights offering, we will be relying on statements, representations and other information provided to us by third parties.
In administering the exercising of rights in this rights offering, we will rely on the accuracy of various statements and representations provided to us by brokers, dealers, holders of rights and other third parties. If these statements or representations are false or inaccurate, it may delay or otherwise negatively affect our or the subscription agent’s ability to administer this rights offering in accordance with the terms and conditions described in this prospectus supplement.
Certain Risks related to the Company
Any damages caused by fraud or other misconduct by our employees could adversely affect our business, results of operations and financial condition
We are exposed to operational risk arising from inadequacy or failure of internal processes or systems. In addition, we are exposed to risk associated with fraud or misconduct of our employees. In the past five fiscal years we have not experienced any fraud or misconduct by employees which has materially affected our business, results of operations or financial condition. However, we may not be safeguarded against all fraud or misconduct by employees or outsiders, unauthorized transactions by employees and operational errors. Employee or executive misconduct could also involve the improper use or disclosure of confidential information, data breach or other illegal acts, which could result in regulatory sanctions and reputational or financial harm, including harm to our brand. Our management information systems and internal control procedures are designed to monitor our operations and overall compliance. However, they may not be able to identify non-compliance and/or suspicious transactions in a timely manner or at all. In addition, certain internal control processes are carried out manually, which may increase the risk that human error, tampering or manipulation will result in losses that may be difficult to detect.
For example, during the current year, the Company received complaints and anonymous whistle-blower reports which made various claims against certain of the Company’s Key Managerial Personnel, related to their and the Company’s actions in relation to the acquisition of and use of land in Rajasthan, Assam and Uttar Pradesh, as well as certain other corporate actions. The Company, through its Audit Committee, and with the assistance of external counsel and forensic auditors, has completed its investigation to determine whether the allegations made in the complaints or contained in the whistle-blower reports are substantive. The issues raised, including those raised against Key Management Personnel, have been closed and allegations were not substantiated; however, the Company determined that its ethics policies regarding external consultants should be enhanced. The Company, through its Audit Committee, and with the assistance of external counsel will be taking remedial steps (including training and policy review).
The Enforcement Directorate of India filed a Prosecution Complaint with a special court in New Delhi on October 1, 2021, in respect of an earlier Enforcement Case Information Report wherein Mr. Pawan Kumar Agrawal, our current Chief Financial Officer, is one of those named and charged with the commission of offences under Sections 3 and 4 of the Prevention of Money Laundering Act, 2002 of India in relation to Mr. Agrawal’s prior employment. The relevant transactions that are the subject of the complaint predated Mr. Agrawal’s tenure as an employee and as Chief Financial Officer of the Company, and the criminal charges are not directed at, and do not concern, the Company or its subsidiaries. The Company will continue to monitor the proceedings as Mr. Agrawal defends the charges made against him.
We are subject to claims, arbitration claims and other legal proceedings pertaining to executive compensation or other stock-related matters in addition to other litigation in the ordinary course of business.
We are involved in two arbitration proceedings concerning matters of executive compensation and stock purchases with our former chief executive officer. Our Company and our subsidiary, Azure Power India Private Limited, are respondents in arbitration proceedings initiated by our former Chairman, CEO and Managing Director, Mr. Inderpreet Singh Wadhwa (“IW”) and former COO Mr. H.S Wadhwa (“HSW”), in relation to the purchase price of the shares of IW’s and HSW’s in Azure Power India Private Limited before Singapore International Arbitration Centre (“SIAC”). The arbitration has been concluded and the award is awaited. We believe in the merits of our case; however, an unfavorable outcome in these proceedings could potentially have a material adverse effect on our results of operations, cash flows and financial condition.
Further, following the period ended September 30, 2021, the appellate authority from the Mumbai Centre for International Arbitration (“MCIA”), has passed an order against the Company, relating to arbitration proceedings initiated by our former CEO in relation to his transition agreement. We are in the process of evaluating the order received and will take necessary action in due course. The claim amount is not expected to have a material impact on our financial position.
In addition to the arbitration proceedings pertaining to executive compensation and the stock purchase, we are regularly involved in other litigation matters in the ordinary course of business. While we believe that these litigation matters should not have a material adverse impact on our business, financial condition, results of operations, cash flows or future prospects, we may be unable to successfully defend or resolve any current or future litigation matters.
Counterparties to our PPAs may not fulfill their obligations which could result in a material adverse impact on our business, financial condition, results of operations and cash flows.
We generate electricity income primarily pursuant to PPAs entered into with central and state government-run utilities. There may be disputes raised by the counterparties to the amounts invoiced, or delays associated with collection of receivables from government owned or controlled entities on account of the financial condition of these entities, which has in the past on occasion deteriorated significantly. If any counterparties fail to fulfil their obligations under the PPAs, there may be a material adverse impact on our business, financial conditions, results of operations and cash flows.
Gujarat Urja Vikas Nigam Limited filed a petition with the Gujarat Electricity Regulatory Commission, seeking recalculation of the tariff under its PPA based on actual cash flow required for development of solar projects and consequent revision of the tariff payable by it, in relation to certain solar power projects including our 10 MW Gujarat 1 project. While the Gujarat Electricity Regulatory Commission and the Appellate Tribunal for Electricity dismissed the claims made by Gujarat Urja Vikas Nigam Limited, an appeal filed by Gujarat Urja Vikas Nigam Limited is pending before the Supreme Court of India. Further, On July 7, 2019, the Government of Andhra Pradesh vide an order bearing no. GO RT No 63 (“Order”), constituted a High-Level Negotiation Committee to revisit and review PPAs for solar & wind projects in the state of Andhra Pradesh with a view to bring down the tariffs. Pursuant to the same, a letter dated July 12, 2019, was issued by Andhra Pradesh Distribution Company to the developers to reduce the quoted tariff to INR 2.43 per unit for wind projects for the pending bills, and INR 2.44 per unit for solar projects from the date of commissioning and threatened termination of the PPA in case of refusal of the developers to accede to such reduction (“Letter”). The developers challenged both the Order and the Letter in the High Court at Vijayawada. The High Court vide order dated September 24, 2019, set aside both the Order and the Letter. However, as an interim measure, until the issue of possibility of reduction of existing tariff is decided by the Andhra Pradesh Electricity Regulatory Commission (“APERC”), directed to honor the outstanding and future bills of the developers, and pay at an interim rate of INR 2.43 and INR 2.44 per unit for wind and solar projects, respectively. This order of the single judge had been challenged in an appeal filed by the developers including Azure Power. The matter is listed for further hearing in the court and matter had been adjourned until disposal of the writ appeals before the High Court at Vijayawada.
Similarly, in connection with an extension of the date of commissioning of the 40 MW project in Karnataka of one of our subsidiaries, our distribution company customer reduced its payable tariff under the PPA. After certain litigation, the subsidiary executed a supplementary PPA with the customer allowing extension of time without reducing the PPA tariff, however when the supplementary PPA went for the approval of the Karnataka Electricity Regulatory Commission (“KERC”) the KERC, pursuant to an order directed our customer to retrospectively withdraw the extensions, and to enforce a reduced tariff and recover liquidated damages due to delay based on “actual commercial operation date”. Against the order of the KERC, we filed an appeal before the Appellate Tribunal for Electricity (“APTEL”). APTEL by way of judgment dated August 12, 2021, decided the appeal in our favor stating that we are entitled to the differential tariff from the commissioning of the project i.e., the differential between the PPA tariff and the reduced tariff at which we were being paid by our customer. APTEL also held that no liquidated damages will be payable by us.
APTEL’s judgment has now been challenged before the Supreme Court and is pending. We cannot provide any assurances that the appeal before the Supreme Court will ultimately be decided in our favor. In a similar matter, pertaining to the same issue, we had also received a favorable order from APTEL vide order dated February 28, 2020, in which APTEL set aside the order of the KERC, wherein the KERC had reduced the extension of time and reduced the tariff and imposed liquidated damages. Further, the commissioning of a 10 MWs project in Punjab by another of our subsidiaries faced delays due to a delay by the customer, and our subsidiary had sought an extension of the commercial operation date at the same tariff rate as per the PPA. This matter is also currently pending before the APTEL. We cannot provide assurances that such proceedings will ultimately be decided in our favor. In respect of our 222 MWs capacity projects in Punjab, the Punjab legislature has passed a Bill, “Punjab Renewable Energy Security, Reform, Termination and Re-Determination of Power Tariff Bill, 2021” whereby it has been proposed that all the relevant clauses impacting tariff in the Power Purchase Agreements with Punjab distribution companies will be terminated and that these agreements will be referred to the Punjab State Electricity Regulatory Commission for re-determination of tariff. The Bill presently is being considered by the President for assent. Further, there have been no coercive steps taken in this regard by the state till date. Based on the evaluation by the management, the proposed bill is not in line with existing governing laws, including Electricity Act and the Company will challenge, any coercive actions against it before the higher courts/appellate authority to safeguard its interests. However, in the event the Bill is challenged before court, we cannot provide any assurance that the proceedings will be decided in our favor.

As on date, pending clarity on expected tariff revisions, the related impacts of the Bill on the Company operations, may be material to our financial position.
Imposition of anti-dumping, safeguard duties or basic custom duties on solar equipment imports may increase our costs and adversely impact our margins.
The Department of Revenue, Ministry of Finance of the Indian government imposed a 25% safeguard duty on import of solar cells (whether or not assembled in modules or panels from July 30, 2018 to July 29, 2019 by way of Notification No 01/2018 (SG) dated July 30, 2018, which has been gradually lowered to 14.5% up to July 29, 2021 and nil after July 29, 2021.
Further, the Finance Act, 2020, enacted by the parliament of India, imposed a Basic Custom Duty of 20% on imports of solar cells (whether or not assembled in modules or panels) as a replacement for the safeguard duty. The Finance Act, 2020, levied a tax of 20% on the import of Solar Modules, which had been exempted for Solar Modules through till March 31, 2021. The MNRE post approval from Ministry of Finance, vide its Office Memorandum dated March 9, 2021, extended the exemption for Basic Custom Duty on solar cells and modules further up to March 31, 2022. Further, as per an Office Memorandum of the MNRE dated March 09, 2021, the Ministry of Finance has agreed to impose Basic Customs Duty on solar cells and modules (without grandfathering of bid out projects) to 25% and 40% respectively from April 1, 2022. Accordingly, effective April 1, 2022, the Basic Custom Duty shall be levied on import of solar modules at the rate 40% and on solar cells at the rate of 25%. Additionally, by way of Notification No. 07/2021 — Cus dated the February 01, 2021, Notification No 01/2011 dated January 06, 2011 has been rescinded, which provided the benefit of concessional custom duty for all items of machinery required for the initial setting up of solar power projects with effect from February 2, 2021. Accordingly, the MNRE vide its Office Memorandum dated February 25, 2021, discontinued all the procedures laid down for import of items the benefit of concessional custom duty in respect of items imported for initial setting up of solar power projects with effect from February 2, 2021. Our PPAs typically contain change-in-law provisions which permit us to pass on such increases to our offtakers with an upward revision of tariff by obtaining an order to this effect from the relevant electricity regulatory commissions. We are in process of filing change-in-law petitions before relevant electricity regulatory commissions. However, we cannot assure you that the offtaker/electricity regulatory commissions will revise relevant tariffs or allow lump sum payment along with late payment surcharge, sufficiently to cover our increased expenses from the tariffs. To the extent we are unable to pass on the impact of the imposition of safeguard duty to our offtakers in part or in whole under any of our PPAs, our increased costs of purchase of solar cells could adversely affect our operating results, cash flows and financial condition.
Further, with the objective of building energy security for the country and ensuring reliability of Solar PV Cells and Modules, the MNRE had issued Order dated January 2, 2020, regarding an approved list of Models & Manufacturers (ALMM) for Solar PV cells & modules, providing for enlistment of models and manufacturers of solar PV cells and modules, complying with the BIS Standards. The ALMM Order stipulates that after effective date, all Solar PV Power Projects which are Government owned/Government assisted/bid out as per Central Govt’s Standard Bidding Guidelines, shall mandatorily procurer solar PV cells and modules for such projects from the manufacturers approved and included in the ALMM Lists after effective date. Considering the recommendations of a committee constituted to review the implementation of ALMM order and inspections reports submitted by National Institute of Solar Energy (NISE), the Minister for Power and New & Renewable Energy (NRE) has approved the ALMM list for Solar PV Modules and Manufacturers for Solar PV Modules. Accordingly, ALMM order in respect of Listed Modules shall be applicable on all such bids whose last date of bid submission is on or after April 10, 2021. Since most of our purchases are made from import vendors and because several of our existing module manufacturers may not be empaneled under ALMM, we may not be able to procure modules from foreign vendors for new project. Considering the same, we may not be able to procure modules of desired quality from Indian suppliers at competitive prices. This may increase project costs and tariffs, which may reduce attractiveness of solar power.
As part of our strategy, we will evaluate acquisition opportunities that satisfy our criteria for value accretive returns. Acquisitions, however, involve a number of risks, that could adversely affect our ability to achieve the benefits and returns expected.
We are evaluating, and are in preliminary discussions with, sellers of renewable energy assets in India that would complement our current portfolio. Our strategy is to continue to build shareholder value, and we will evaluate acquisition opportunities that satisfy our criteria for value accretive returns acquisitions, some of which may be significant. Acquisitions, involve a number of risks, that could adversely affect our ability to achieve the benefits and returns expected. These risks include:
•
lower than expected revenue from the acquired company or assets;

•
problems in integration of the acquired company’s accounting, human resources and other administrative systems, including management information, purchasing, accounting, finance, billing, payroll and benefits and regulatory compliance;

•
use of available cash, new borrowings or borrowings under existing credit facilities to consummate the acquisition may not yield targeted or desired benefits;

•
diversion of management’s attention from existing operations to the integration of acquired companies;

•
difficulties in the assimilation and retention of employees;

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difficulties in the maintenance of customer relationships;

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incurring significantly higher capital expenditures and operating expenses, which could substantially limit our operating or financial flexibility;

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ongoing obligations under agreements related to the acquisition;

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infringement claims, violation of laws, commercial disputes, tax liabilities and other known and unknown liabilities; and

•
inheritance of claims or liabilities, as a result of strategic acquisitions, including claims from DISCOMs, customers, or other third parties and potential adverse effects on our operating results.

EXCHANGE RATE INFORMATION
The consolidated financial statements and other financial data included in this prospectus supplement, or incorporated by reference herein, are presented in Indian rupees. Azure Power Global Limited’s functional currency is the U.S. dollar, and its reporting currency is the Indian rupee. Our subsidiary Azure Power Energy Limited is incorporated in Mauritius and its functional currency is the U.S. dollar. Further, Azure Power India Limited (“AZI”), and Azure Power Rooftop Private Limited (“APRPL”), and their respective subsidiaries have their local country currencies as the functional currency. The translation from the applicable foreign currencies of AZI’s subsidiaries and Azure Power Energy Limited into Indian rupees is performed for balance sheet accounts using the exchange rate in effect as of the balance sheet date except for shareholders’ equity, preferred shares and certain debt, which are translated at the historical rates in effect at the dates of the underlying transactions. Revenue, expense and cash flow items are translated using average exchange rates for the respective period. U.S. dollar balances have been translated from Indian rupee amounts solely for the convenience of the readers.
The following table sets forth, for each of the periods indicated, the low, average, high and period-end noon buying rates in The City of New York for cable transfers, in Indian rupees per U.S. dollar, as certified for customs purposes by the Federal Reserve Bank of New York. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in preparation of our consolidated financial statements or elsewhere in this prospectus supplement or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Indian rupee or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Indian rupees, as the case may be, at any particular rate or at all.
The following table sets forth information concerning exchange rates between INR and the US$ for the periods indicated:
	INR PER US$ NOON BUYING RATE
Period	Period End	Average(1)	Low	High
2021
January	72.84	73.11	72.84	73.50
February	73.92	72.81	72.38	73.92
March	73.14	72.82	72.37	73.45
April	74.00	74.52	73.29	75.42
May	72.42	73.21	72.42	73.82
June	74.33	73.58	72.80	74.37
July	74.34	74.54	74.25	74.85
August	73.29	74.12	72.95	74.50
September	74.16	73.64	72.98	74.28
October	75.00	74.92	74.15	75.46
November	75.10	74.48	73.91	75.12

Source: Federal Reserve Statistical Release
(1)
Averages for a period other than one month are calculated by using the average of the noon buying rate at the end of each month during the period. Monthly averages are calculated by using the average of the daily noon buying rates during the relevant month.

USE OF PROCEEDS
We expect to receive gross proceeds of approximately $249,938,599 under this rights offering. After estimated expenses of $4,500,000, we expect to receive net proceeds of approximately $245,438,599. We will use the proceeds received from the exercise of the rights to fund our future projects, potentially to purchase renewable assets, to pay off certain borrowings and for general corporate purposes. We expect to use up to $100,000,000 of the net proceeds to repay amounts under a credit facility provided by The Hongkong and Shanghai Banking Corporation Limited, an affiliate of HSBC Securities (USA) Inc., on February 1, 2021, with a maturity date of February 2, 2022.

CAPITALIZATION
The following table describes our cash and cash equivalents and capitalization as of October 31, 2021 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the sale of all 15,828,917 shares offered in this rights offering at a price of $15.79 per whole Equity Share and application of gross proceeds as described under “Use of Proceeds” including the repayment of certain borrowings. The amounts set forth below have been rounded for presentation purposes and, as a result, total amounts may not represent arithmetical sums of components.
	As of October 31, 2021
	(Unaudited)
	Amounts in millions
	Actual		As Adjusted
	INR	US$(1)	INR	US$(1)
Cash and cash Equivalents	9,178	122.4	27,586	367.8
Total Debt(2)	117,110	1,561.5	117,110	1,561.5
Shareholders’ equity
Equity shares, US$0.000625 par value; 48,213,281 shares issued and outstanding	2	0.0	3	0.0
Additional paid-in capital	38,078	507.7	56,485	753.1
Accumulated deficit	(12,388)	165.2	(12,388)	(165.2)
Accumulated other comprehensive loss	(2,032)	(27.1)	(2,032)	(27.1)
Total APGL shareholders’ equity	23,660	315.4	42,068	560.9
Non-controlling interest	226	3.0	226	3.0
Total shareholders’ equity	23,886	318.4	42,294	563.9
Total capitalization	140,996	1,879.9	159,404	2,125.4

(1)
The translation of INR into US$ has been made at INR 75.00 to US$1.00, which is the noon buying rate in New York City for cable transfer in non-U.S. currencies as certified for customs purposes by the Federal Reserve Bank of New York on October 31, 2021.

(2)
Includes Short-term debt of INR 21,529 million (US$ 287.1 million), Current portion of Long-term debt INR 5,884 million (US$ 78.5 million) and Long-term debt of INR 89,697 million (US$ 1,195.9 million), net of ancillary cost of borrowing.

Since October 31, 2021, there has been no material change to our cash and cash equivalents and capitalization.

THE RIGHTS OFFERING
Reasons for the Rights Offering
We have chosen to pursue a rights offering because holders of Equity Shares have preemptive rights under the laws of Mauritius, and the rights offering gives existing holders of Equity Shares the opportunity to participate on a pro rata basis and, if all holders of equity exercise their rights, avoid or limit dilution of their ownership interests in the Company.
Our board of directors considered a number of factors in evaluating the rights offering, including, among other things: the price at which our holders of Equity Shares might be willing to participate in this rights offering; historical and current trading prices for our Equity Shares; general conditions in the securities markets; current business and capital-raising opportunities; the likely cost of capital from other sources; the amount of proceeds desired; the liquidity of our Equity Shares; the desire to provide an opportunity to our holders of Equity Shares to participate in the rights offering on a pro rata basis; and a range of discounts to market value represented by the Subscription Prices in various prior rights offerings.
The Subscription Price was established at a price of $15.79 per whole Equity Share, which represents a 14.97% discount to the closing price of our Equity Shares on December 23, 2021. The Subscription Price is not necessarily related to our book value, net worth, or any other established criteria of value and may or may not be considered the fair value of our Equity Shares to be offered in this rights offering. After consideration of these and other factors, our board of directors determined that the rights offering offered an opportunity to raise capital and allow our holders of Equity Shares to participate in the rights offering on a pro rata basis. Subsequently, all of our directors approved the rights offering and transactions thereby.
We will use the proceeds received from the exercise of the rights to fund our future projects, potentially to purchase renewable assets, to pay off certain borrowings and for general corporate purposes. We expect to use up to $100,000,000 of the net proceeds to repay amounts under a credit facility provided by The Hongkong and Shanghai Banking Corporation Limited, an affiliate of HSBC Securities (USA) Inc., on February 1, 2021, with a maturity date of February 2, 2022.
The Rights
On January 7, 2022 , the Distribution Date, we are distributing at no charge to the record holders of our Equity Shares as of 5:00 p.m., Eastern Time, on January 6, 2022 , the record date, non-transferable subscription rights to purchase up to an aggregate of 15,828,917 new Equity Shares at a price of $15.79 per share, the Subscription Price. The rights are not transferable. You may not sell, transfer or assign your subscription rights to anyone else. The subscription rights will not be listed on the NYSE or any other stock exchange or market. As a result, if you do not exercise your subscription rights during the course of the subscription period before the Expiration Date, you rights will lapse and your ownership will be diluted.
You will receive one right for every share of our Equity Shares you own as of 5:00 p.m. Eastern Time on the record date. Each Basic Subscription Right will entitle the holder thereof to purchase at the Subscription Price, at or before the Expiration Date of this rights offering, 0.3275 Equity Shares for each right held by such holder.
We intend to keep this rights offering open until the Expiration Date, unless extended by us.
Expiration of the Rights Offering and Extensions
You may exercise your rights at any time during the subscription period, which ends at 5:00 p.m., Eastern Time, on January 24, 2022, the Expiration Date of this rights offering, unless extended by us.
Subject to the foregoing, we will extend the duration of this rights offering as required by applicable law. We may choose to extend it if we decide that changes in the market price of our Equity Shares warrant an extension or if we decide to give holders of rights more time to exercise their rights in this rights offering. We may extend the Expiration Date of this rights offering by giving oral or written notice to the subscription agent and information agent on or before the scheduled Expiration Date. If we elect to extend the expiration of this rights offering, we will issue a press release announcing such extension as soon as practicable, but no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced Expiration Date.
If you do not exercise your rights at or before the Expiration Date of this rights offering, your unexercised rights will be null and void and will have no value. We will not be obligated to honor your exercise of rights if the subscription agent receives the documents and payment of the Subscription Price relating to your exercise after this rights offering expires, regardless of when you transmitted the documents.
Conditions, Amendment, Withdrawal and Termination
There are no conditions precedent to the rights offering. We reserve the right to amend, withdraw or terminate the rights offering at any time for any reason. If this rights offering is terminated, all rights will expire without value, and we will promptly arrange for the refund, without interest or deduction, of all funds received from holders of rights. All monies received by the subscription agent in connection with this rights offering will be held by the subscription agent, on our behalf, in a segregated account. We will not be obligated to deliver any Equity Shares pursuant to the exercise of a subscription right and will have no obligation to settle such subscription right unless a registration statement under the Securities Act covering the issuance of the Equity Shares issuable upon exercise of the subscription right is then effective and a current prospectus relating to those Equity Shares is available.
Basic Subscription Rights
Your rights entitle you to a Basic Subscription Right.
You will receive one right (i.e., one Basic Subscription Right) for every share of our Equity Shares you owned at 5:00 p.m. Eastern Time on the record date. The Basic Subscription Right of each right entitles you to purchase 0.3275 Equity Shares at the Subscription Price of $15.79 per share. You are not required to exercise all of your Basic Subscription Rights. We will deliver to the holders of record who validly exercise their rights under the Basic Subscription Right and make payment of the Subscription Price in full, certificates representing the shares purchased with their Basic Subscription Right, or, if you hold your shares in book-entry form and validly exercise your rights under the Basic Subscription Right, we will credit your account with such shares, in each case promptly following the expiration of this rights offering.
No Fractional Equity shares
We will not issue fractional Equity Shares or cash in lieu of fractional Equity Shares. Any fractional Equity Shares created by the exercise of the rights will be rounded down to the nearest whole share, with such adjustments as may be necessary to ensure that we offer 15,828,917 Equity Shares in this rights offering. In the unlikely event that, because of the rounding of fractional Equity Shares, this rights offering would have been subscribed in an amount in excess of 15,828,917 Equity Shares, all holders’ shares issued in this rights offering will be reduced in an equitable manner. Any excess subscription funds will be returned to you by mail, without interest or deduction, promptly after completion of this rights offering.
Backstop Agreement
CDPQ, which held as of December 23, 2021, 24,259,272 Equity Shares that represented 50.2% of our outstanding Equity Shares, and OMERS, which held as of December 23, 2023, 9,333,178 Equity Shares that represented 19.3% of our outstanding Equity Shares, have each entered into the Backstop Agreement with the Company. Under the Backstop Agreement, each of CDPQ and OMERS, severally and not jointly, has agreed with the Company to exercise its respective Basic Subscription Rights in full in this rights offering. In addition, under the Backstop Agreement, each of CDPQ and OMERS, severally and not jointly, has agreed with the Company to purchase its Backstop Entitlement (as defined below) of any Equity Shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights in this rights offering. For further information, see “Plan of Distribution — Backstop Agreement” beginning on page S-40.
Regulatory Limitations
We will not offer or sell, or solicit any purchase of, Equity Shares in any state or other jurisdiction in which this rights offering is not permitted. We reserve the right to delay the commencement of this rights offering in certain states or other jurisdictions if necessary to comply with local laws. We may elect not to allow subscription of Equity Shares under the rights to residents of any state or other jurisdiction whose laws would require a change in this rights offering in order to carry out this rights offering in such state or jurisdiction.
Method of Subscription — Exercise of Rights
If you are a record holder of Equity Shares, you may exercise your rights by delivering the following to the subscription agent, at or before 5:00 p.m., Eastern Time, on January 24, 2022, the Expiration Date of this rights offering, unless we extend this rights offering in our sole discretion:
•
your properly completed and executed rights certificate with any required signature guarantees or other supplemental documentation;

•
your properly completed and executed notice of guaranteed delivery (if applicable); and

•
your full Subscription Price payment for each share subscribed for under your rights.

If you are a beneficial owner of Equity Shares whose shares are registered in the name of a broker, bank, or other nominee, you should instruct your broker, bank, or other nominee to exercise your rights and deliver all documents and payment on your behalf at or before 5:00 p.m., Eastern Time, on January 24, 2022, the Expiration Date of this rights offering, unless extended.
Your rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian, or nominee, as the case may be, all of the required documents and your full Subscription Price payment at or before 5:00 p.m., Eastern Time, on January 24, 2022, the Expiration Date of this rights offering, unless extended.
Method of Payment
Your payment of the Subscription Price must be made in United States dollars for the full number of Equity Shares for which you are subscribing by personal check drawn upon a United States bank payable to the subscription agent at the address set forth below in “Delivery of Subscription Materials and Payment.”
The subscription agent will accept payment only by personal check of immediately available funds.
Receipt of Payment
Your payment will be considered received by the subscription agent only upon:
•
Receipt by the subscription agent of any personal check drawn upon a United States bank payable to the subscription agent; or

•
Receipt of collected funds in the subscription account designated above.

Delivery of Subscription Materials and Payment
You should deliver your rights certificate, notice of guaranteed delivery (if applicable), and subscription payments to the subscription agent by one of the methods described below:
By Mail:
Computershare
Attn Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011
By Overnight Courier:
Computershare
Attn Corporate Actions
150 Royall St — Suite V
Canton MA 02021

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.
Your payment of the Subscription Price must be made in accordance with the requirements set forth above in “Method of Payment.”
Guaranteed Delivery Procedures
If you wish to exercise rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the subscription agent before the expiration of the subscription period, you may exercise your rights by the following guaranteed delivery procedures:
•
deliver to the subscription agent before the expiration of the subscription period the payment for each share you elected to purchase pursuant to the exercise of rights in the manner set forth above under “— Method of Subscription — Exercise of Rights;”

•
deliver to the subscription agent before the expiration of the subscription period the form entitled “Notice of Guaranteed Delivery;” and

•
deliver the properly completed rights certificate evidencing your rights being exercised and the form entitled “Nominee Holder Certification,” if applicable, with any required signatures guaranteed, to the subscription agent within two (2) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions for Use of Azure Power Global Limited Rights Certificate,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.
In your Notice of Guaranteed Delivery, you must provide:
•
your name;

•
the number of rights represented by your rights certificate and the number of Equity Shares for which you are subscribing under your Basic Subscription Right; and

•
your guarantee that you will deliver to the subscription agent a rights certificate evidencing the rights you are exercising within two (2) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “Delivery of Subscription Materials and Payment.”
The subscription agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call the information agent at 888-607-9107 (U.S.) or + 1 781-575-2137 (for international calls) to request additional copies of the form of Notice of Guaranteed Delivery.
Calculation of Rights Exercised
If you do not indicate the number of rights being exercised, or if you do not forward full payment of the total Subscription Price payment for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your Basic Subscription Right with respect to the maximum number of Basic Subscription Rights that may be exercised with the aggregate Subscription Price payment you delivered to the subscription agent. If we do not apply your full Subscription Price payment to your purchase of Equity Shares, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, after all pro rata allocations and adjustments have been completed promptly after the expiration of this rights offering.
Your Funds Will Be Held by the Subscription Agent Until Shares of Our Equity Shares are Issued
The subscription agent will hold your payment of the Subscription Price in a segregated account with other payments received from other rights holders until we issue your shares upon completion of this rights offering, and after all pro rata allocations and adjustments have been completed and upon payment of the Subscription Price for such shares.

Medallion Guarantee May Be Required
Your signature on each rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of FINRA or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:
•
Your rights certificate provides that shares are to be delivered to you as record holder of those rights; or

•
You are an eligible institution.

You can obtain a signature guarantee from a financial institution — such as a commercial bank, savings bank, credit union or broker dealer — that is a participant in any of the following:
•
the Securities Transfer Agents Medallion Program (STAMP), whose participants include more than 7,000 U.S. and Canadian financial institutions;

•
the New York Stock Exchange Medallion Signature Program (MSP), whose participants include NYSE member firms; or

•
the Stock Exchanges Medallion Program (SEMP), whose participants include the regional stock exchange member firms and clearing and trust companies.

If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion signature guarantee would be a bank, savings and loan association, brokerage firm or credit union with which you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee your signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.
Notice to Brokers and Nominees
If you are a broker, a trustee, or a depositary for securities who holds Equity Shares for the account of others on January 6, 2022, the record date, you should notify the respective beneficial owners of such shares of this rights offering as soon as possible to find out their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owner with respect to their rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the subscription agent with the proper payment. If you hold Equity Shares for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our Equity Shares on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that was provided to you with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.
Beneficial Owners
If you are a beneficial owner of Equity Shares or will receive your rights through a broker, bank, or other nominee, we will ask your broker, bank, or other nominee to notify you of this rights offering. If you wish to exercise your rights, you will need to have your broker, bank, or other nominee act for you. If you hold certificates of our Equity Shares directly and would prefer to have your broker, bank, or other nominee act for you, you should contact your nominee and request it to affect the transactions for you. To indicate your decision with respect to your rights, you should complete and return to your broker, bank, or other nominee the form entitled “Beneficial Holder Election Form.” You should receive this form from your broker, bank, or other nominee with the other rights offering materials. If you wish to obtain a separate rights certificate, you should contact the nominee as soon as possible and request that a separate rights certificate be issued to you. You should contact your broker, bank, or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, bank, or nominee or if you receive it without sufficient time to respond.
Instructions for Completing Your Rights Certificate
You should read and follow the instructions accompanying the rights certificate carefully.
You are responsible for the method of delivery of your rights(s) certificates with your Subscription Price payment to the subscription agent. If you send your rights(s) certificates and Subscription Price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time this rights offering expires. You must pay, or arrange for payment, by means of a personal check of immediately available funds. Any other form of payment will not be accepted.
Determinations Regarding the Exercise of Your Subscription Rights
We will decide, in our sole discretion, all questions concerning the timeliness, validity, form, and eligibility of the exercise of your rights. Any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your rights because of any defect or irregularity. We will not accept any exercise of rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.
Neither we, the subscription agent, nor the information agent will be under any duty to notify you of any defect or irregularity in connection with your submission of rights certificates, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of rights if we determine that your exercise is not in accordance with the terms of this rights offering or in proper form. We will also not accept the exercise of your rights if our issuance of Equity Shares to you could be deemed unlawful under applicable law.
Material U.S. Federal Income Tax Consequences to U.S. Persons
We believe and intend to take the position that the subscription rights issued pursuant to the rights offering are not part of a “disproportionate distribution,” within the meaning of the Code and therefore, should not be recognized as taxable income for U.S. federal income tax purposes in connection with the receipt of the subscription rights in the rights offering. The disproportionate distribution rules are complicated, however, and their application is uncertain. You should consult your tax advisor as to the particular consequences to you of this rights offering. For a detailed discussion, see the section of this prospectus supplement entitled “Material U.S. Federal Income Tax Considerations.”
Questions about Exercising Rights
If you have any questions or require assistance regarding the method of exercising your rights or requests for additional copies of this document or the “Instructions for Use of Azure Power Global Limited Subscription Rights Certificates,” you should contact the information agent at the address and telephone number set forth under “Questions and Answers Relating to the Rights Offering” included elsewhere in this prospectus supplement.
Subscription Agent and Information Agent
We have appointed Computershare Trust Company, N.A. to act as subscription agent and Georgeson LLC to act as information agent for this rights offering. You should direct any questions or requests for assistance concerning the method of subscribing for the Equity Shares or for additional copies of this prospectus supplement and accompanying prospectus to the information agent.
Expenses
We will pay all fees charged by the subscription agent and the information agent. You are responsible for paying any other commissions, fees, taxes, or other expenses incurred in connection with the exercise of the rights. Neither we nor the subscription agent will pay such expenses.

No Revocation or Change
All exercises of subscription rights are irrevocable, subject to applicable law, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase the Equity Shares at the Subscription Price of $15.79 per share. Subscription rights that are not exercised at or before the Expiration Date of this rights offering will expire and will have no value.
Procedures for DTC Participants
We expect that the exercise of your Basic Subscription Right may be made through the facilities of DTC. If your rights are held of record through DTC or you are a holder of Equity Shares holding your Equity Shares in “street name” with DTC participants, you may exercise your Basic Subscription Right by instructing DTC to transfer your rights from your account to the account of the subscription agent, together with certification as to the aggregate number of rights you are exercising and the number of Equity Shares you are subscribing for under your Basic Subscription Right, if any, and your Subscription Price payment for each share of our Equity Shares that you subscribed for pursuant to your Basic Subscription Right.
Subscription Price
The Subscription Price is $15.79 per whole Equity Share. For more information with respect to how the Subscription Price was determined, see “— Reasons for the Rights Offering” and “Questions and Answers Relating to the Rights Offering — How was the Subscription Price of $15.79 per share determined?” included elsewhere in this prospectus supplement.
Non-United States Holders of Equity Shares and Rights
Holders of Equity Shares on the record date and rights holders located outside the United States and brokers, agents, nominees and other persons acting for, or for the account or benefit of, a person located outside the United States must
(a), if located in Canada, Austria, Cayman Islands, Czech Republic, France, Hong Kong, India, Ireland, Israel, Italy, Korea, Luxembourg, Singapore, Spain, Sweden, Switzerland and the United Kingdom, comply with the restrictions set forth under “Overseas Shareholders — Overseas Restrictions” beginning on page S-42 and make the representation and warranties to the Company as set forth under “Overseas Shareholders — Representations relating to rights holders outside the United States” beginning on page S-43; and
(b), if located outside Canada, Austria, Cayman Islands, Czech Republic, France, Hong Kong, India, Ireland, Israel, Italy, Korea, Luxembourg, Singapore, Spain, Sweden, Switzerland and the United Kingdom (referred to herein as an “Excluded Territory”),
(i)
Must Not send this prospectus supplement and the accompanying prospectus, the rights certificate or any other documentation regarding the rights offering to any person in an Excluded Territory;

(ii)
Must Not accept, or give any instruction to accept, the Basic Subscription Right;

(iii)
Must allow the rights to lapse if you continue to be located in an Excluded Territory.

United States for purposes of this prospectus supplement means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.
Brokers, agents and nominees for Foreign Holders of Equity Shares and Rights
Brokers, agents, nominees and other persons acting for, or for the account or benefit of, a person located in Canada, Austria, Cayman Islands, Czech Republic, France, Hong Kong, India, Ireland, Israel, Italy, Korea, Luxembourg, Singapore, Spain, Sweden, Switzerland and the United Kingdom, comply with the restrictions set forth under “Overseas Shareholders — Overseas Restrictions” beginning on page S-42 and make the representation and warranties to the Company as set forth under “Overseas Shareholders — Representations relating to rights holders outside the United States” beginning on page S-43

Brokers, agents, nominees and other persons acting for, or for the account or benefit of, a person located outside the United States, Canada, Austria, Cayman Islands, Czech Republic, France, Hong Kong, India, Ireland, Israel, Italy, Korea, Luxembourg, Singapore, Spain, Sweden, Switzerland and the United Kingdom (referred to herein as an “Excluded Territory”),
(i)
Must Not send this this prospectus supplement and the accompanying prospectus, the rights certificate or any other documentation regarding the rights offering to such person in an Excluded Territory;

(ii)
Must Not accept the Basic Subscription Right for such person unless you have authority or discretion to act for such person from the United States (and such authority or discretion was granted to you before the record date); and

(iii)
Must allow the rights to lapse if you do not have the authority or discretion set forth in (ii).

United States for purposes of this prospectus supplement means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.
Invalid Acceptances by Foreign Holders of Equity Shares and Rights
The Company may treat as invalid any acceptance or purported acceptance of the Basic Subscription Right if it (a) appears to have been executed or dispatched in such a way to contravene the restrictions set forth below under “Overseas Shareholders” beginning on page S-42 of this prospectus supplement; (b) appears to the Company to have been executed in or dispatched from any Excluded Territory or otherwise in a manner which may involve a breach of the laws of any jurisdiction or if it believes the same may violate any applicable legal or regulatory requirement; (c) provides an address in any Excluded Territory; or (d) purports to exclude the representation and warranties to the Company as set forth under “Overseas Shareholders — Representations relating to rights holders outside the United States” beginning on page S-43.
Rights are Non-Transferable and will not Trade Publicly
The rights are not transferable. You may not sell, transfer or assign your subscription rights to anyone else. The subscription rights will not be listed on the NYSE or any other stock exchange or market As a result, if you do not exercise your subscription rights during the course of the subscription period before the Expiration Date, you rights will lapse.
Funding Arrangements; Return of Funds
The subscription agent will hold funds received in payment for Equity Shares in a segregated account pending completion of this rights offering. The subscription agent will hold this money until this rights offering is completed or is withdrawn and canceled. If this rights offering is withdrawn or canceled for any reason, all subscription payments received by the subscription agent will be promptly returned, without interest or deduction.
No Board Recommendation
An investment in Equity Shares must be made according to each investor’s evaluation of his or her own best interests and after considering all of the information herein, including the risks set forth in the section of this prospectus supplement entitled “Risk Factors.” Neither we nor our board of directors makes any recommendation to rights holders regarding whether they should exercise or sell their rights.
Interests of Our Executive Officers and Directors
Our executive officers and directors may participate in this offering at the same Subscription Price as all other holders of Equity Shares, but none of our executive officers and directors are obligated to so participate.
Equity Shares Outstanding after the Rights Offering
As of December 23, 2021, we had 48,332,573 Equity Shares outstanding. Assuming this rights offering is fully-subscribed, including pursuant to the Backstop Agreement we will have 64,161,490 Equity Shares outstanding as of January 28, 2022.

Dilutive Effects of the Rights Offering
If a holder of Equity Shares does not exercise any rights in this rights offering, the number of Equity Shares that such holder of Equity Shares will own will not change. However, because up to 15,828,917 Equity Shares may be issued in this rights offering, if a holder of Equity Shares does not exercise its rights under the Basic Subscription Right in full, its percentage ownership may be materially diluted as a result of this rights offering.
Effect of the Rights Offering on Holders of Share Options, Share Appreciation Rights and Restricted Shares
Holders of options to purchase our Equity Shares will not receive rights, unless they exercise their options for Equity Shares prior to the record date. Similarly, holders of share appreciation rights or restricted shares with respect to our Equity Shares will not receive rights, except to the extent their restricted shares are settled (to the extent applicable) for Equity Shares prior to the record date. The compensation committee of our board of directors shall make a determination as to whether an adjustment is appropriate with respect to options, share appreciation rights, restricted shares and other equity awards not receiving any exercisable rights, as well as the amount and terms of any such adjustments.

DIVIDEND POLICY
We have paid no cash dividends on our Equity Shares, and we have no current intention of doing so. Any future determination to pay cash dividends will be at the discretion of our board of directors, subject to applicable limitations under Mauritius law and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights acquired through the rights offering to U.S. holders (as defined below) of our Equity Shares. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. In particular, this summary does not discuss the impact of any potential legislative or regulatory changes to the laws currently in effect. No assurances can be given that the Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary is for the general information of U.S. holders only and does not purport to be a complete analysis of all potential tax effects of the receipt and exercise (or expiration) of the subscription rights or the owning or disposing of Equity Shares. In particular, this summary is directed only to U.S. holders that hold Equity Shares as capital assets (generally, property held for investment). This summary does not address all of the tax consequences that may be relevant to U.S. holders subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, life insurance companies, regulated investment companies, real estate investment trusts, tax exempt entities, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein), U.S. holders that acquired Equity Shares through the exercise of employee stock options or otherwise as compensation for services, U.S. holders that own or are treated as owning 10% or more of our Equity Shares by vote or value, persons holding subscription rights or Equity Shares as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or non-U.S. taxes, the U.S. federal estate and gift taxes, the tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of the receipt and exercise (or expiration) of the subscription rights or the holding or disposing of Equity Shares.
For purposes of this summary, a “U.S. holder” is a beneficial owner of subscription rights or Equity Shares that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States; (b) a corporation, or any other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state in the United States, or the District of Columbia; (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of its source; or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.
U.S. holders should consult their own tax advisors about the consequences of the receipt and exercise (or expiration) of the subscription rights and the acquisition, ownership, and disposition of the Equity Shares obtained through exercising those subscription rights, including the relevance to their particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.
Taxation in Respect of Subscription Rights
Receipt of Subscription Rights
The Company believes that the subscription rights distribution should not be a taxable event for U.S. federal income tax purposes. However, the federal income tax consequences of the rights offering will depend on whether the rights offering is considered part of a “disproportionate distribution” within the meaning of section 305(b)(2) of the Code. A “disproportionate distribution” is a distribution (or a series of distributions), including deemed distributions, from a corporation that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in the corporation’s assets or earnings and profits. For purposes of the above, “stockholder” includes holders of a right to acquire stock (such as warrants or options) and holders of convertible securities. During the past 36 months, our Equity Shares have been our sole outstanding class of stock, we have not made any distributions on such Equity Shares, we have not had any convertible debt or convertible securities outstanding, and neither we nor any of our subsidiaries have redeemed or purchased any of our Equity Shares. The only outstanding options we have issued relating to our Equity Shares are pursuant to our employee stock option plan. We do not have any present intention to issue another class of stock or any convertible debt or convertible securities, to make any distributions (other than the current rights offering) with respect to our Equity Shares or to redeem (or to have any subsidiary purchase) our Equity Shares in the future. We believe and intend to take the position and the remainder of this discussion assumes (unless explicitly stated otherwise) that the subscription rights issued pursuant to the rights offering are not part of a “disproportionate distribution,” and therefore you should not recognize taxable income for U.S. federal income tax purposes in connection with the receipt of the subscription rights in the rights offering.
The disproportionate distribution rules are complicated, however, and their application is uncertain. Accordingly, it is possible that the IRS could challenge our position.
FURTHERMORE, EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES IF THE RIGHTS OFFERING WERE TAXABLE AS A “DISPROPORTIONATE DISTRIBUTION,” WITHIN THE MEANING OF SECTION 305(b)(2) OF THE CODE.
Tax Basis in the Subscription Rights
If the aggregate fair market value of the subscription rights a U.S. holder receives is less than 15% of the aggregate fair market value of the U.S. holder’s existing Equity Shares on the date of the distribution of the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate such holder’s basis in its existing Equity Shares between the U.S. holder’s existing Equity Shares and the subscription rights in proportion to the relative fair market values of the existing Equity Shares and the subscription rights determined on the date of the distribution of the subscription rights. If a U.S. holder elects to allocate basis between such holder’s existing Equity Shares and the subscription rights, a U.S. holder must make this election on a statement included with the U.S. holder’s tax return for the taxable year in which the U.S. holder receives the subscription rights. Such an election is irrevocable and applies to all of the subscription rights received by the U.S. holder.
However, if the fair market value of the subscription rights a U.S. holder receives is 15% or more of the fair market value of its existing Equity Shares on the date of the distribution of the subscription rights, then such holder must allocate its basis in the U.S. holder’s existing Equity Shares between the U.S. holder’s existing Equity Shares and the subscription rights such holder receives in proportion to their fair market values determined on the date of distribution of the subscription rights. The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. Therefore, U.S. holders should consult their own tax advisors to determine the proper allocation of basis between the subscription rights and our Equity Shares with respect to which the subscription rights are received. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised, and the fact that the subscription rights are not transferable.
A U.S. holder’s holding period in the subscription rights will include the U.S. holder’s holding period in the shares of our Equity Shares with respect to which the subscription rights were distributed.
Exercise of Subscription Rights
A U.S. holder generally will not recognize gain or loss on the exercise of a subscription right, and the tax basis of our Equity Shares acquired through the exercise of the subscription rights will equal the sum of the subscription price for the shares and the U.S. holder’s adjusted tax basis in the subscription right, if any. The holding period of a share of our Equity Shares acquired when a U.S. holder exercises its subscription rights will begin on the date of exercise (unless the Equity Shares with respect to which the subscription were distributed were “passive foreign investment company” (“PFIC”) shares in the hands of the U.S. holder in which case the holding period in the Equity Shares received would include such U.S. holder’s holding period in the subscription rights). If a U.S. holder exercises the subscription rights after disposing of the Equity Shares with respect to which the rights are received, such U.S. holder should consult its tax advisor, including with regard to any potential application of the “wash sale” rules under section 1091 of the Code.

Expiration of Subscription Rights
If a U.S. holder allows subscription rights to expire, such holder generally will not recognize any gain or loss for U.S. federal income tax purposes upon expiration of the subscription rights. If a U.S. holder has tax basis in the subscription rights and such holder allows the subscription rights to expire, the tax basis in the subscription rights will be re-allocated to the tax basis of the Equity Shares owned by the U.S. holder with respect to which such subscription rights were distributed. If the rights expire without exercise after a U.S. holder has disposed of the Equity Shares with respect to which the rights are received, such U.S. holder should consult its tax advisor regarding its ability to recognize a loss (if any) on the expiration of the rights.
Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution
If the rights offering is part of a “disproportionate distribution,” within the meaning of section 305(b)(2) of the Code, the distribution of subscription rights will be taxable to a U.S. holder as a dividend to the extent that the fair market value of the subscription rights a U.S. holder receives is allocable to our current or accumulated earnings and profits, if any. Because our Company does not maintain calculations of its earnings and profits in accordance with U.S. federal income tax principles, U.S. holders should expect that distributions treated as a disproportionate distribution generally will be treated as dividends for U.S. federal income tax purposes. A U.S. holder’s tax basis in the subscription rights the U.S. holder receives will be their fair market value.
If the receipt of subscription rights is taxable to a U.S. holder as described in the previous paragraph and the U.S. holder allows subscription rights received in the rights offering to expire, the U.S. holder should recognize a capital loss equal to such holder’s tax basis in the expired subscription rights. A U.S. holder’s ability to use any capital loss is subject to certain limitations under the Code. A U.S. holder will not recognize any gain or loss upon the exercise of the subscription rights, and the tax basis of our Equity Shares acquired through exercise of the subscription rights will equal the sum of the subscription price for our Equity Shares and the U.S. holder’s tax basis in the subscription rights.
Taxation of Equity Shares Acquired Through Exercise of Subscription Rights
Taxation of Dividends
Because our Company does not maintain calculations of its earnings and profits in accordance with U.S. federal income tax principles, U.S. holders should expect that distributions paid by our Company generally will be treated as dividends for U.S. federal income tax purposes. Subject to the discussion below under “— Passive Foreign Investment Company Status,” the U.S. dollar amount of dividends received by a non-corporate U.S. holder with respect to our Equity Shares generally will be subject to tax at a preferential rate if the dividends are “qualified dividends.” Dividends paid on the Equity Shares will be treated as qualified dividends if (1) the Equity Shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury Department determines is satisfactory for purposes of this provision and that includes an exchange of information program; (2) our Company was not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a PFIC and (3) certain other requirements are met. Note that the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property.
Our Company’s Equity Shares are listed on the New York Stock Exchange and we expect them to qualify as readily tradable on an established securities market in the United States so long as they are so listed. As discussed below, our Company does not believe it was a PFIC for the taxable year ended March 31, 2021 and does not anticipate becoming a PFIC for its current taxable year or in the foreseeable future. U.S. holders should consult their own tax advisers regarding the availability of the reduced dividend tax rate in light of their own particular circumstances.
Dividend distributions will not be eligible for the dividends received deduction allowed to corporations under section 243 of the Code. Dividend distributions with respect to our Company’s Equity Shares generally will be treated as “passive category” income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation. Dividends paid in a currency other than U.S. dollars will be includable in income in a U.S. dollar amount based on the exchange rate in effect on the date of receipt whether or not the payment is converted into U.S. dollars at that time. A U.S. holder’s tax basis in the non-U.S.

currency will equal the U.S. dollar amount included in income. Any gain or loss on a subsequent conversion of the non-U.S. currency into U.S. dollars for a different amount generally will be U.S.-source ordinary income or loss.
Taxation of Dispositions of Equity Shares
Subject to the PFIC rules discussed below, upon a sale or other disposition of Equity Shares, a U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized on the sale or other disposition and the U.S. holder’s adjusted tax basis in Equity Shares. This capital gain or loss generally will be long-term capital gain or loss if the Equity Shares have been held for more than one year. Long-term capital gain realized by a non-corporate U.S. holder generally is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.
Gain, if any, realized by a U.S. holder on the sale or other disposition of the Equity Shares generally will be treated as U.S.-source income for U.S. foreign tax credit purposes. U.S. holders should consult their own tax advisors regarding the application of the foreign tax credit rules to their investment in, and disposition of, the Equity Shares.
Passive Foreign Investment Company Status
Special U.S. tax rules apply to companies that are considered to be a PFIC. Our Company will be classified as a PFIC in a particular taxable year if, taking into account our proportionate share of the income and assets of its subsidiaries under applicable “look-through” rules, either (1) 75 percent or more of our Company’s gross income for the taxable year is passive income; or (2) the average percentage of the value of our assets that produce or are held for the production of passive income is at least 50 percent. For this purpose, passive income generally includes dividends, interest, gains from certain commodities transactions, rents, royalties and the excess of gains over losses from the disposition of assets that produce passive income. Gains from commodities transactions, however, are generally excluded from the definition of passive income if such gains are active business gains from the sale of commodities and the corporation’s commodities meet specified criteria.
Our Company believes that it was not a PFIC for our taxable year ending March 31, 2021, and that, based on the present composition of our Company’s income and assets and the manner in which our Company conducts its business, our Company does not expect to be a PFIC in its current taxable year or in the foreseeable future. Whether our Company is a PFIC is a factual determination made annually, and our Company’s status could change depending, among other things, upon changes in the composition and amount of its gross income and the relative quarterly average value of its assets. If our Company was a PFIC for any taxable year in which a U.S. holder held our Company’s subscription rights or Equity Shares, the U.S. holder generally would be subject to additional taxes on certain distributions and any gain realized from the sale or other taxable disposition of our Company’s Equity Shares regardless of whether our Company continued to be a PFIC in any subsequent year, unless the U.S. Holder marks its Equity Shares to market for tax purposes on an annual basis. A U.S. holder will not be able to elect to treat us as a qualified electing fund (“QEF”) because we do not intend to prepare the information needed to make a QEF election. U.S. Holders are encouraged to consult their own tax advisor as to our Company’s status as a PFIC and the tax consequences to them of such status.
Foreign Financial Asset Reporting
Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of the applicable reporting threshold (generally, US$50,000 for unmarried individuals) are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. U.S. holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules.
Information Reporting and Backup Withholding
Dividends in respect of our Equity Shares and payments made to U.S. holders of proceeds from the sale of Equity Shares may be subject to information reporting and/or backup withholding. Backup withholding may apply under certain circumstances if a U.S. holder (1) fails to furnish his or her social security or its taxpayer identification number (“TIN”), (2) furnishes an incorrect TIN, (3) fails to report interest or dividends properly, or (4) fails to provide an executed IRS Form W-9, signed under penalty of perjury, or an appropriate substitute form. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle a U.S. holder to a refund with respect to) such holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. holders should consult their own tax advisor as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.
THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX AND TAX TREATY CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCES APPLICABLE TO THE HOLDER’S PARTICULAR TAX SITUATION.

PLAN OF DISTRIBUTION
On January 7, 2022, the Distribution Date, we will distribute the rights, rights certificates, and copies of this prospectus supplement and accompanying prospectus to individuals who owned Equity Shares as of 5:00 p.m., Eastern Time on January 6, 2022 , the record date. If you wish to exercise your rights and purchase Equity Shares, you should complete the rights certificate and return it to the subscription agent, Computershare Trust Company, N.A., at the following address:
By Mail:
Computershare
Attn Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011
By Overnight Courier:
Computershare
Attn Corporate Actions
150 Royall St — Suite V
Canton MA 02021
Your payment of the Subscription Price must be made in United States dollars for the full number of Equity Shares for which you are subscribing by personal check drawn upon a United States bank payable to the subscription agent at the address set forth above.
If you have any questions, you should contact the information agent, Georgeson LLC, at 888-607-9107 (U.S.) or + 1 781-575-2137 (for international calls).
Dealer Manager Agreement
On the date hereof, we entered into a dealer manager agreement with HSBC Securities (USA) Inc. and Roth Capital Partners, LLC under which HSBC Securities (USA) Inc. and Roth Capital Partners, LLC will serve as dealer managers.
Backstop Agreement
CDPQ, which held as of December 23, 2021, 24,259,272 Equity Shares that represented 50.2% of our outstanding Equity Shares, and OMERS, which held as of December 23, 2021, 9,333,178 Equity Shares that represented 19.3% of our outstanding Equity Shares, have each entered into the Backstop Agreement with the Company.
Under the Backstop Agreement, each of CDPQ and OMERS, severally and not jointly, has agreed with the Company to exercise its respective Basic Subscription Rights in full in this rights offering.
In addition, under the Backstop Agreement, each of CDPQ and OMERS, severally and not jointly, has committed and agreed with the Company (referred to as a “Backstop Commitment”) to purchase its Backstop Entitlement of the aggregate number of Equity Shares, if any, equal to (i) the aggregate number of Equity Shares offered by the Company in this rights offering pursuant to all Basic Subscription Rights (including any Basic Subscription Rights not issued and/or allocated due to the provisions of applicable state or foreign securities Laws), less (ii) the aggregate number of Equity Shares that are subscribed and purchased pursuant to the exercise of the Basic Subscription Rights by all holders of such Basic Subscription Rights (the “Backstop Shares”).
CDPQ and OMERS entitlement (each a “Backstop Entitlement”) to Backstop Shares under the Backstop Commitment shall be equal to: (i) with respect to CDPQ, 60% of the Backstop Shares and (ii) with respect to OMERS, 40% of the Backstop Shares (with any rounding of Backstop Shares to achieve such percentages to be mutually agreed by the Backstop Investors).

In addition, the Backstop Agreement provide that the respective Backstop Commitment of each of CDPQ and OMERS depends on the satisfaction of the conditions contained in the Backstop Agreement including:
•
the representations and warranties made by us are true;

•
there is no material change in our business or the financial markets; and

•
we deliver customary closing documents to CDPQ and OMERS, respectively.

In addition, the Company has agreed to indemnify and hold harmless each of CDPQ and OMERS and each of their directors, officers, shareholders, members, partners, employees and agents from any and all losses, claims and expenses that it or they may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Backstop Agreement or (b) any action instituted against it or them by any shareholder of the Company who is not an affiliate of such indemnified person, with respect to any of the transactions contemplated by the Backstop Agreement.
The Company will publicly announce the number of shares subscribed under the Basic Subscription Rights and the purchases made by each of CDPQ and OMERS pursuant to the Backstop Agreement.
If CDPQ or OMERS, for any reason, does not purchase in accordance with the Backstop Agreement the Equity Shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights, this rights offering likely would not be fully subscribed. A public announcement by the Company that this rights offering has not been fully subscribed, may have an adverse impact on the price of our Equity Shares.
HSBC Securities (USA) Inc. Affiliate Credit Facility
We entered into a credit facility with The Hongkong and Shanghai Banking Corporation Limited, an affiliate of HSBC Securities (USA) Inc. on January 29, 2021, with a maturity date of February 2, 2022. We expect to use up to $100,000,000 of the net proceeds of this rights offering to repay such credit facility.
Other Arrangements
We have not employed any brokers, dealers, or underwriters in connection with the solicitation of exercise of rights, and, except as described herein, no other selling commissions, underwriting or management fees, or discounts will be paid in connection with this rights offering.
Computershare Trust Company, N.A is acting as the subscription agent and Georgeson LLC is acting as the information agent for this rights offering. We will pay all customary fees and expenses of the subscription agent and information agent related to this rights offering and have also agreed to indemnify the subscription agent and information agent from liabilities that they may incur in connection with this rights offering.

OVERSEAS SHAREHOLDERS
The rights offering is being made in the United States pursuant to this prospectus supplement and the accompanying prospectus, in Canada in accordance with the Canadian Offering Memorandum and in Austria, Cayman Islands, Czech Republic, France, Hong Kong, India, Ireland, Israel, Italy, Korea, Luxembourg, Singapore, Spain, Sweden, Switzerland and the United Kingdom pursuant to this prospectus supplement and the restrictions set forth below under “Overseas Restrictions”.
Neither this prospectus supplement and the accompanying prospectus, the rights certificate nor any document related to the rights offering will be sent into any Excluded Territories. “Excluded Territories” includes all jurisdictions outside the United States, Canada, Austria, Cayman Islands, Czech Republic, France, Hong Kong, India, Ireland, Israel, Italy, Korea, Luxembourg, Singapore, Spain, Sweden, Switzerland and the United Kingdom.
No action has been taken or will be taken that would permit a public offering of the rights or Equity Shares to occur in any jurisdiction other than the United States, or the possession, circulation or distribution of this prospectus supplement and the accompanying prospectus or any other material relating to the Company or the rights or the Equity Shares in any jurisdiction where action for such purpose is required.
United States for purposes of this prospectus supplement means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.
Instruction to rights holders or holders of Equity Shares outside the United States
If you are located in Austria, Canada, Cayman Islands, Czech Republic, France, Hong Kong, India, Ireland, Israel, Italy, Korea, Luxembourg, Singapore, Spain, Sweden, Switzerland and the United Kingdom, you must comply with the restrictions set forth below under “Overseas Restrictions”. In addition, you will be required to make the representation and warranties to the Company as set for below under “Representations relating to rights holders outside the United States”.
If you are located in an Excluded Territory (as defined above), you
(i)
Must Not send this prospectus supplement and the accompanying prospectus, the rights certificate or any other documentation regarding the rights offering to any person in an Excluded Territory;

(ii)
Must Not accept, or give any instruction to accept, the Basic Subscription Right;

(iii)
Must allow the rights to lapse if you continue to be located in an Excluded Territory.

Instructions to brokers, agents and nominees
If you are acting for, or for the account or benefit of, a person located in Austria, Canada, Cayman Islands, Czech Republic, France, Hong Kong, India, Ireland, Israel, Italy, Korea, Luxembourg, Singapore, Spain, Sweden, Switzerland and the United Kingdom, you must comply with the restrictions set forth below under “Overseas Restrictions”. In addition, you will be required to make the representation and warranties to the Company as set for in above below under “Representations relating to rights holders outside the United States”.
If you are acting for, or for the account or benefit of, a person located in an Excluded Territory, you
(i)
Must Not send this this prospectus supplement and the accompanying prospectus, the rights certificate or any other documentation regarding the rights offering to such person in an Excluded Territory;

(ii)
Must Not accept the Basic Subscription Right for such person unless you have authority or discretion to act for such person from the United States (and such authority or discretion was granted to you before the record date); and

(iii)
Must allow the rights to lapse if you do not have the authority or discretion set forth in (ii).

Representations relating to rights holders outside the United States
Any person accepting the Basic Subscription Offer (i) from outside the United States or (ii) or acting on a non-discretionary basis for, or on behalf of, or for the account or benefit of, a person located outside the United States, must represent and warrant to the Company that:
(a)
if such person is accepting the Basic Subscription Offer from Austria, Canada, Cayman Islands, Czech Republic, France, Hong Kong, India, Ireland, Israel, Italy, Korea, Luxembourg, Singapore, Spain, Sweden, Switzerland and the United Kingdom, such person has complied with the restrictions set forth below under “Overseas Restrictions”;

(b)
if such person is accepting the Basic Subscription Offer for, or acting on a non-discretionary basis for, or on behalf of, or for the account or benefit of, a person located in, Austria, Canada, Cayman Islands, Czech Republic, France, Hong Kong, India, Ireland, Israel, Italy, Korea, Luxembourg, Singapore, Spain, Sweden, Switzerland and the United Kingdom, such person has complied with the restrictions set forth below under Overseas Restrictions;

(c)
if such person is in Canada, such person has received the Canadian Offering Memorandum, and if such person is accepting the Basic Subscription Offer for, or acting on a non-discretionary basis for, or on behalf of, or for the account or benefit of, a person located in, Canada such person has provided such person in Canada with a copy of the Canadian Offering Memorandum;

(d)
such person is not in any territory in which it is unlawful to make or accept an offer to subscribe for Equity Shares under the Basic Subscription Offer or to use the rights certificate in any manner in which such person has used or will use it or to give such instructions;

(e)
such person is not acting on a non-discretionary basis for, or on behalf of, or for the account or benefit of, a person located within any Excluded Territory or any territory referred to in (e) above at the time the instruction to accept was given;

(f)
such person has not sent this prospectus supplement and the accompanying prospectus, the rights certificate or any document relating to the rights offering into any Excluded Territory; and

(g)
such person is not acquiring rights or Equity Shares with a view to the offer, sale, resale, transfer, delivery or distribution, directly or indirectly, of any such rights or Equity Shares into any Excluded Territory or any territory referred to in (e) above.

Invalid Acceptances
The Company may treat as invalid any acceptance or purported acceptance of the Basic Subscription Right if it (a) appears to have been executed or dispatched in such a way to contravene the restrictions set forth below under “Overseas Restrictions”; (b) appears to the Company to have been executed in or dispatched from any Excluded Territory or otherwise in a manner which may involve a breach of the laws of any jurisdiction or if it believes the same may violate any applicable legal or regulatory requirement; (c) provides an address in any Excluded Territory; or (d) purports to exclude the representation and warranties to the Company as set forth above under “Representations relating to rights holders outside the United States”.
Overseas Restrictions
The following restrictions must be complied by persons accepting the Basic Subscription Offer from, or acting on a non-discretionary basis for, or on behalf of, or for the account or benefit of, a person located in Austria, Canada, Cayman Islands, Czech Republic, France, Hong Kong, India, Ireland, Israel, Italy, Korea, Luxembourg, Singapore, Spain, Sweden, Switzerland and the United Kingdom.
Austria
You may participate in this rights offer only if you are a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129) in accordance with the restrictions set forth in this section under “European Economic Area”. This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “qualified investors” and you must represent and warrant to the Company that if you are in Austria or acting on the behalf of, or for the account or benefit of, a person located in Austria, you or such person is a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129). This document has been prepared on the basis that any offer of securities in Austria, will be made on the basis of an exemption under the Prospectus Regulation (Regulation (EU) 2017/1129). This document is not a prospectus for the purposes of the Prospectus Regulation.
No prospectus has been or will be approved by the Austrian Financial Market Authority (Finanzmarktaufsicht) and/or published pursuant to Regulation (EU) 2017/1129 or has been or will be approved by the competent authority of another EEA member state and published pursuant to Regulation (EU) 2017/1129 and validly passported into Austria. Neither this prospectus supplement, the accompanying prospectus nor any other document connected therewith constitutes a prospectus according to Regulation (EU) 2017/1129, and neither this prospectus supplement, the accompanying prospectus nor any other document connected therewith may be distributed, passed on or disclosed to any other person in Austria. No steps may be taken that would constitute a public offering of the rights or Equity Shares issuable upon the exercise of rights in Austria and the offering of rights or Equity shares issuable upon the exercise of rights may not be advertised in Austria. Rights or Equity shares issuable upon the exercise of rights will only be offered in Austria in compliance with the provisions of Regulation (EU) 2017/1129, the Austrian Capital Markets Act 2019 (Kapitalmarktgesetz 2019), as amended and all other laws and regulations in Austria applicable to the offer and sale of rights or Equity Shares issuable upon the exercise of rights in Austria.
Canada
In Canada, the rights offering is being made pursuant to the Canadian Offering Memorandum that incorporates by reference this prospectus supplement and the accompanying prospectus. Neither the subscription rights nor the underlying Equity Shares offered by this prospectus supplement have been qualified by prospectus for distribution in Canada, and may not be, directly or indirectly, offered or sold in Canada or to any residents of Canada, except in compliance with an exemption from Canadian prospectus requirements. Any sales of the securities in any province of Canada will only be made by a securities dealer appropriately registered in that province to make such sales, which may include a Canadian affiliate of one of the Deal Managers using the Canadian Offering Memorandum. Any subscription right or underlying Equity Shares acquired by a Canadian investor may not be sold in Canada, except in compliance with Canadian prospectus requirements or an exemption therefrom.
If you are a resident of Canada and have not received the Canadian Offering Memorandum relating to this rights offering, please contact the Information Agent to obtain it.
Cayman Islands
This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to “sophisticated persons” and to “high net worth persons” as defined in the Cayman Islands Securities Investment Business Law (the “SIBL”). You must represent and warrant to the Company that if you are in the Cayman Islands or acting for, or on behalf of, or for the account or benefit of, a person located, in the Cayman Islands you or such person is a “sophisticated person” or “high net worth person” as defined in the SIBL.
No offer or invitation to subscribe for rights or Equity Shares may be made to the public in the Cayman Islands to subscribe for any of the Equity Shares but an invitation or offer may be made to sophisticated persons (as defined in the SIBL, high net worth persons (as defined in the SIBL) or otherwise in accordance with the SIBL. This document does not constitute an invitation or offer to the public in the Cayman Islands of the Equity Shares, whether by way of sale or subscription. The rights and the Equity Shares are not being offered or sold, and will not be offered or sold, directly or indirectly, to the public in the Cayman Islands.
Czech Republic
You may participate in this rights offer only if you are a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129) in accordance with the restrictions set forth in this section under “European Economic Area”. This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “qualified investors” and you must represent and warrant to the Company that if you are in the Czech Republic or acting on the behalf of, or for the account or benefit of, a person located in the Czech Republic, you or such person is a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129). This document has been prepared on the basis that any offer of securities in the Czech Republic, will be made on the basis of an exemption under the Prospectus Regulation. This document is not a Prospectus for the purposes of the Prospectus Regulation.
The rights offering being made to you shall not be made by a prospectus submitted to, or approved by, the Czech National Bank.
France
You may participate in this rights offer only if you are a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129) in accordance with the restrictions set forth in this section under “European Economic Area”. This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “qualified investors” and you must represent and warrant to the Company that if you are in France or acting on the behalf of, or for the account or benefit of, a person located in France, you or such person is a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129). This document has been prepared on the basis that any offer of securities in France, will be made on the basis of an exemption under the Prospectus Regulation (Regulation (EU) 2017/1129). This document is not a Prospectus for the purposes of the Prospectus Regulation.
The rights offering being made to you shall not give rise in France to a prospectus subject to the approval (“visa”) of the French Financial Market Authority (“Autorité des Marchés Financiers”) nor to a summary information document (“document d’information synthétique”), under applicable French Securities Laws and Regulations.
European Economic Area
You may participate in this rights offer only if you are a qualified investor as defined under the Prospectus Regulation (Regulation (EU) 2017/1129) in accordance with the following. In relation to each Member State of the European Economic Area (each a “Member State”), no rights or Equity Shares have been offered or will be offered pursuant to the rights offering to the public in that Member State prior to the publication of a prospectus in relation to the rights or Equity Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of rights or Equity Shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined under the Prospectus Regulation; or

•
to fewer than 150 natural or legal persons per Member State (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Company for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of rights or Equity Shares shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any rights or Equity Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any rights or Equity Shares being offered to a financial intermediary, as that term is used in the Prospectus Regulation, each such financial intermediary will also be deemed to have represented, acknowledged and agreed that the rights or Equity Shares subscribed for or acquired by it in the rights offering have not been subscribed for or acquired on a non-discretionary basis on behalf of, nor have they been subscribed for or acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any rights or Equity Shares to the public other than their offer or resale in a Member State to qualified investors (as so defined) or in circumstances in which the prior consent of the Company have been obtained to each such proposed offer or resale. Our Company, its directors, the Dealer Managers and their respective affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.
For the purposes of this provision, the expression an “offer to the public” in relation to any rights or Equity Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Equity Shares to be offered so as to enable an investor to decide to purchase or subscribe for any rights or Equity Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong
You may participate in this rights offer only if you are “professional investor” within the meaning of the Securities and Futures Ordinance (Cap. 571) of the Laws of Hong Kong (the “SFO”). This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “professional investors” and you must represent and warrant to the Company that if you are in Hong Kong or acting on the behalf of, or for the account or benefit of, a person located in Hong Kong, you or such person is a “professional investor” as defined in the SFO.
This document has not been, and will not be, registered as a prospectus under the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) (the “C(WUMP)O”) of Hong Kong, nor has it been authorized by the Securities and Futures Commission in Hong Kong pursuant to the Securities and Futures Ordinance (Cap. 571) of the Laws of Hong Kong (the “SFO”). The rights and Equity Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the C(WUMP)O, or (ii) to “professional investors” as defined in the SFO and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the C(WUMP)O, and no advertisement, invitation or document relating to the rights or Equity Shares may be issued or may be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the rights and Equity Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
India
You may participate in this rights offer without prior approval of the Reserve Bank of India (“RBI”), only if you are eligible to participate in rights issue or purchase shares in a listed overseas company in accordance with and as per the terms and conditions of the Foreign Exchange Management (Transfer or Issue of Any Foreign Security) Regulations, 2004, as amended (“FEMA Foreign Security Regulations”). This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such eligible investors and you must represent and warrant to the Company that if you are in India or acting on the behalf of, or for the account or benefit of, a person located in India, you or such person is eligible to participate as per the provisions of FEMA Foreign Security Regulations.
This is not a public offering in India and the document has not been and will not be registered, produced or published as a prospectus or a statement in lieu of a prospectus under the Indian Companies Act, 2013 or any other applicable laws, with any Registrar of Companies in India (“RoC”) the Securities and Exchange Board of India (“SEBI”), the RBI or any other statutory or regulatory body of like nature in India. Further, this document has not been and shall not be reviewed or approved by any regulatory authority in India, including, but not limited to, the RBI, the SEBI, any RoC or any stock exchange in India. This document or any other offering document or material relating to the rights shares has not been and shall not be circulated or distributed, directly or indirectly, to any person or to the public in India which would constitute an advertisement, invitation, offer, sale or solicitation of an offer to subscribe for or purchase any securities in violation of Indian laws. The prospective investors are advised to conduct their own independent examination of the contents of this document and consult their relevant advisors as to the prospects and consequences of acquisition of rights shares.

Ireland
You may participate in this rights offer only if you are a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129) in accordance with the restrictions set forth in this section under “European Economic Area”. This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “qualified investors” and you must represent and warrant to the Company that if you are in Ireland or acting on the behalf of, or for the account or benefit of, a person located in Ireland, you or such person is a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129).
This document has not been prepared in accordance with and is not a “prospectus” for the purposes of Article 5 of Directive 2003/71/EC (as amended by Directive 2010/73/EU) the “Prospectus Directive” and has not been reviewed or approved by the Central Bank of Ireland or any other competent authority for the purposes of the Prospectus Directive and is referred to as a “prospectus” because this is the terminology used for such an offer document in the United States. No action may be taken with respect to the rights or Equity Shares in Ireland otherwise than in conformity with the provisions of (1) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3), including, without limitation, Regulations 7 and 152 thereof or any codes of conduct issued in connection therewith and the provisions of the Investor Compensation Act 1998, (2) the Companies Act 2014, the Central Bank Acts 1942 to 2015 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (3) the Prospectus (Directive 2003/71/EC) Regulations 2005 and any rules issued under Section 51 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 or, as applicable, section 1363 of the Companies Act 2014 by the Central Bank of Ireland and (4) the Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued under Section 34 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 or, as applicable, section 1370 of the Companies Act 2014 by the Central Bank of Ireland.
Israel
You may participate in this rights offer only if you are a “qualified investor” as set forth in the first addendum to the Israeli Securities Law, 1968 (the “Israeli Securities Law”). This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “qualified investors” and you must represent and warrant to the Company that if you are in Israel or acting on the behalf of, or for the account or benefit of, a person located in Israel, you or such person is a “qualified investor” as set forth in the first addendum to the Israeli Securities Law.
The rights offering pursuant to this Prospectus has not been approved or disapproved by the Israel Securities Authority (the “ISA”), nor have the Equity Shares been registered for sale in Israel. The ISA has not issued permits, approvals, or licenses in connection with the rights offering or publishing of this Prospectus, nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the Equity Shares being offered.
This document does not constitute a prospectus under the Israeli Securities Law and has not been filed with or approved by the ISA. In the State of Israel, this Prospectus and any document related to the rights offering may be distributed only to, and the rights offering may be directed only at, (i) to the extent applicable, a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum to the Israeli Securities Law.
Italy
You may participate in this rights offer only if you are a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129) in accordance with the restrictions set forth section under “European Economic Area”. This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “qualified investors” and you must represent and warrant to the Company that if you are in Italy or acting on the behalf of, or for the account or benefit of, a person located in Italy, you or such person is a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129). This document has been prepared on the basis that any offer of securities in Italy, will be made on the basis of an exemption under the Prospectus Regulation (Regulation (EU) 2017/1129). This document is not a Prospectus for the purposes of the Prospectus Regulation.

Republic of Korea
You may participate in this rights offer only if you are a “qualified professional investor” as specified in Financial Investment Services and Capital Markets Act of Korea (the “FSCMA”), its Enforcement Decree and the Regulation on Securities Issuance and Disclosure promulgated thereunder. This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “qualified professional investors” and you must represent and warrant to the Company that if you are in Korea or acting on the behalf of, or for the account or benefit of, a person located in Korea, you or such person is a “qualified professional investor” as specified in FSCMA, its Enforcement Decree and the Regulation on Securities Issuance and Disclosure promulgated thereunder.
We are not making any representation with respect to the eligibility of any recipients of this document to acquire the Equity Shares therein under the laws of Korea, including, but without limitation, the Foreign Exchange Transaction Law and Regulations thereunder. The rights and Equity Shares have not been and will not be registered under the FSCMA. Accordingly, the Equity Shares may not be offered, sold or delivered, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined under the Foreign Exchange Transaction Law of Korea and its Enforcement Decree), for a period of one year from the date of issuance of the Equity Shares, except (i) where relevant requirements are satisfied, the Equity Shares may be offered, sold or delivered to or for the account or benefit of a Korean resident which falls within certain categories of qualified professional investors as specified in the FSCMA, its Enforcement Decree and the Regulation on Securities Issuance and Disclosure promulgated thereunder, or (ii) as otherwise permitted under applicable Korean laws and regulations.
Furthermore, the Equity Shares may not be re-sold to Korea residents unless the purchaser of the Equity Shares complies with all applicable regulatory requirements (including, but not limited to, governmental approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with purchase of the Equity Shares.
Korean holders of the Equity Shares may be subject to restrictions under Korean law to subscribe, allocate, and sell subscription rights. In particular, please be aware that subscription and trading may be permitted only through a Korean licensed investment broker as stipulated by Korean law.
Luxembourg
You may participate in this rights offer only if you are a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129) in accordance with the restrictions set forth section under “European Economic Area”. This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “qualified investors” and you must represent and warrant to the Company that if you are in Luxembourg or acting on the behalf of, or for the account or benefit of, a person located in Luxembourg, you or such person is a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129). This document has been prepared on the basis that any offer of securities in Luxembourg, will be made on the basis of an exemption under the Prospectus Regulation (Regulation (EU) 2017/1129). This document is not a Prospectus for the purposes of the Prospectus Regulation.
Singapore
You may participate in this rights offer only if you are a “institutional investor” under section 274 under the Securities and Futures Act (Chapter 289) of Singapore (“SFA”) or an “accredited investor” under section 275 under the SFA. This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “institutional investors” under section 274 of the SFA and “accredited investors” under section 275 of the SFA, and you must represent and warrant to the Company that if you are in Singapore or acting on the behalf of, or for the account or benefit of, a person located in Singapore, you or such person is an “institutional investor” under section 274 of the SFA or an “accredited investor” under section 275 of the SFA.
This prospectus supplement and the accompanying prospectus, and any other document or material issued in connection with the rights offering, have not been and will not be lodged with or registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289) of Singapore (“SFA”). The rights offering is made in reliance on the offering exemption under section 273(1)(cd) of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the rights offering may not be circulated or distributed, nor may the subscription rights or the Equity Shares to be issued upon the exercise of such subscription rights be offered or sold or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than to a member of the Company pursuant to section 273(1)(cd) of the SFA or otherwise pursuant to, and in accordance with the conditions of an exemption under section 274 or section 275, or where applicable, section 276 of the SFA.
Spain
You may participate in this rights offer only if you are a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129) in accordance with the restrictions set forth in this section under “European Economic Area”. This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “qualified investors” and you must represent and warrant to the Company that if you are in Spain or acting on the behalf of, or for the account or benefit of, a person located in Spain, you or such person is a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129). This document has been prepared on the basis that any offer of securities in Spain, will be made on the basis of an exemption under the Prospectus Regulation (Regulation (EU) 2017/1129). This document is not a Prospectus for the purposes of the Prospectus Regulation.
Neither this prospectus supplement nor any other offering material relating to the rights to purchase Equity Shares described in this prospectus supplement has been submitted to the clearance procedures of Comisión Nacional del Mercado de Valores (CNMV) or of the competent authority of another member state of the European Economic Area and notified to the CNMV. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Spain. Neither this prospectus supplement nor any other offering material relating to the Equity Shares has been or will be (1) released, issued, distributed or caused to be released, issued or distributed to the public in Spain; or (2) used in connection with any offer for subscription or sale of the shares to the public in Spain.
Sweden
You may participate in this rights offer only if you are a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129) in accordance with the restrictions set forth in this section under “European Economic Area”. This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “qualified investors” and you must represent and warrant to the Company that if you are in Sweden or acting on the behalf of, or for the account or benefit of, a person located in Sweden, you or such person is a “qualified investor” as defined under the Prospectus Regulation (Regulation (EU) 2017/1129). This document has been prepared on the basis that any offer of securities in Sweden, will be made on the basis of an exemption under the Prospectus Regulation (Regulation (EU) 2017/1129). This document is not a Prospectus for the purposes of the Prospectus Regulation.
Neither this prospectus supplement, the accompanying prospectus, the rights certificate nor any other offering material relating to the rights to purchase Equity Shares described in this prospectus supplement has been approved or registered by Finansinspektionen, the Swedish Financial Supervisory Authority (the “SFSA”) or by the competent authority of another member state of the European Economic Area and notified to the SFSA. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Sweden. Neither this prospectus supplement, the accompanying prospectus, the rights certificate nor any other offering material relating to the Equity Shares has been or will be (i) released, issued, distributed or caused to be released, issued or distributed to the public in Sweden; or (ii) used in connection with any offer for subscription or sale of the shares to the public in Sweden.
Switzerland
You may participate in this rights offer only if you are “professional client” within the meaning of the Swiss Financial Service Act (“FinSA”). This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “professional clients” and you must represent and warrant to the Company that if you are in Switzerland or acting on the behalf of, or for the account or benefit of, a person located in Switzerland, you or such person is a “professional client” as defined in FinSA.
This prospectus supplement and the accompanying prospectus does only constitute an offer or solicitation to purchase or invest in our Equity Shares in Switzerland for our existing shareholders in Switzerland based on the rights they received as outlined in this Prospectus. Neither the rights or the Equity Shares may be publicly offered, directly or indirectly, in or into Switzerland within the meaning of FinSA, except under the following exemptions under FinSA:
(i)   to any investor that qualifies as a “professional client” within the meaning under FinSA;
(ii)   to fewer than 500 investors (other than professional clients within the meaning under FINSA); or
(iii)   in any other circumstances falling within article 36 of FinSA;
provided, in each case, that no such offer for the rights and/or the Equity Shares referred to in (i) through (iii) above shall require the publication of a prospectus pursuant to FinSA.
Neither the rights or the Equity Shares will be listed or admitted to trading on any trading venue in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the rights, Equity Shares, the rights offering or the Company constitute or fulfil the requirements of a prospectus in accordance with the rules in FinSA or of any Swiss exchange. Neither have such documents been filed with or reviewed by a prospectus review body licensed by the Swiss Financial Market Supervisory Authority FINMA. Accordingly, no such protection is provided. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the rights, Equity Shares, the rights offering or the Company may be distributed or otherwise made available in Switzerland in a manner which would require the publication of a prospectus pursuant to FinSA in Switzerland.
United Kingdom
You may participate in this rights offer only if you are “qualified investor” within the meaning of UK Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and the rights certificate may only be sent to such “qualified investors” and you must represent and warrant to the Company that if you are in the United Kingdom or acting on the behalf of, or for the account or benefit of, a person located in the United Kingdom, you or such person is a “qualified investors” as defined in UK Prospectus Regulation (as defined below).
This document is for distribution only to, and is directed only at, and any offer subsequently made may only be directed at persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005,as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order and/or (iii) who are outside the UK and/or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).
Any person that is not a relevant person should not act or rely on the information included in this document or use it as a basis for taking any action. Any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
In relation to the UK, no rights or Equity Shares have been offered or will be offered, pursuant to this offering, to the public in the UK prior to the publication of a prospectus in relation to such securities which has been approved by the Financial Conduct Authority, except that offers of such securities may be made to the public in the UK at any time under the following exemptions:

(a)   to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the managers, placement agents and underwriters; or
(c)   in any other circumstances falling within section 86 of the FSMA, provided that no such offer of such securities shall require us or the managers, placement agents and underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person who initially acquires any such securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company that it is a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to securities in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS
Certain legal matters in connection with the securities offered pursuant to this prospectus supplement will be passed upon for us by Dentons US LLPNew York, New York, our United States counsel, to the extent governed by the U.S. federal law and the laws of the State of New York, and by Appleby, our special legal counsel as to Mauritius law, to the extent governed by the law of the Republic of Mauritius. Legal matters as to Indian law will be passed upon for the Dealer Managers by L&L Partners. Certain legal matters will be passed on for the Dealer Managers by Linklaters LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Prospective investors may read the documents we have filed via the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. Our filings are also available on our website at www.azurepower.com. Information on our website is not incorporated into this prospectus supplement and the accompanying prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement or such filings.
We will furnish holders of our Equity Shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a foreign private issuer, we are exempt from a number of rules and regulations under the Exchange Act, applicable to U.S. domestic issuers, including the furnishing and content of proxy statements, and compliance with the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act applicable to executive officers, directors and principal shareholders.
We have filed with the SEC under the Securities Act, a registration statement on Form F-3 relating to the Securities and of which the accompanying prospectus forms a part. This prospectus supplement and the accompanying prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Statements made in this prospectus supplement and the accompanying prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and, in each instance, for a complete description of the applicable contract, agreement or other document, reference is made to the exhibits available on the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with, or submit to, it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with, or submit later to, the SEC prior to the termination of this rights offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.
We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act that state they are incorporated by reference herein:
•
our Reports on Form 6-K furnished with the SEC on August 6, 2021, August 11, 2021, September 30, 2021, October 22, 2021, November 12, 2021 (Accession No. 0001564590-21-056402), November 17, 2021, November 26, 2021, December 17, 2021 and December 27, 2021; and

•
our Annual Report on Form 20-F for the year ended March 31, 2021, filed with the SEC on July 28, 2021, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

You should rely only on the information contained or incorporated by reference in the prospectus and this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell our Equity Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in the prospectus and this prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, upon written or oral request.
You may request a free copy of the above-mentioned filing or any subsequent filing we incorporated by reference to this Prospectus by writing or telephoning us at ir@azurepower.com or Azure Power, 5th Floor, Southern Park, D-II, Saket Place, Saket, New Delhi 110017, India, or +91 11 4940 9800.

PROSPECTUS
$250,000,000
Equity Shares
Debt Securities
Warrants
and
11,058,042 Equity Shares
Offered by Selling Shareholders
Azure Power Global Limited

From time to time, we may offer and sell up to an aggregate amount of $250,000,000 of any combination of equity shares, par value $0.000625 per share, debt securities or warrants described in this prospectus (the “Prospectus”) in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. We may sell the securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents, and any fees, discounts or other compensation payable to them will be set forth in the applicable prospectus supplement accompanying this Prospectus.
Certain selling shareholders (the “Selling Shareholders”) to be named in the applicable prospectus supplement may offer and sell up to 11,058,042 shares of our equity shares, from time to time, on or off the New York Stock Exchange, or the NYSE, on the terms described in this Prospectus or in an applicable prospectus supplement. We will not receive any proceeds from the sale of common stock by the Selling Shareholders. The equity shares held by the Selling Shareholders that are covered by this prospectus may be offered and sold from time to time directly by the Selling Shareholders or alternatively through underwriters or broker-dealers or agents. Such equity shares may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The Selling Shareholders will be responsible for any underwriting fees, discounts and commissions due to brokers, dealers or agents. To the extent that any Selling Shareholders resells any equity shares, the Selling Shareholders may be required to provide you with this Prospectus and a prospectus supplement identifying and containing specific information about the Selling Shareholder and the terms of the equity shares being offered. We provide more information about the Selling Shareholders in the section entitled “Selling Shareholders” on page 28 of this Prospectus.
The specific variable terms of this offering will be set forth in one or more supplements to this Prospectus (a “Prospectus Supplement”) including, the number of shares offered and the offering price. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. The prospectus supplement may add to, change, update or supersede information contained in this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences.
Our equity shares are traded on the NYSE under the symbol “AZRE.”
The securities may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this Prospectus. We may also describe the plan of distribution for any particular offering of the securities in any applicable Prospectus Supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this Prospectus is being delivered, we will disclose their names, any fees, commissions and discounts payable to them, and the nature of our arrangements as well as the net proceeds we expect to receive from any such sale and the contemplated use thereof, in the applicable Prospectus Supplement.
You should read this prospectus, together with any applicable prospectus supplement and information incorporated by reference in this prospectus and any applicable prospectus supplement, carefully before you decide to invest.

An investment in these securities involves risks. See the section entitled “Risk Factors” on page 5 of this Prospectus, and other risk factors contained in any applicable Prospectus Supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is December 10, 2021.

i

ABOUT THIS PROSPECTUS
This Prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC” or the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $250,000,000 of our equity shares, various series of debt securities and/or warrants to purchase any such securities. In addition, under this shelf process, the Selling Shareholders to be named in any applicable Prospectus Supplement may, from time to time, offer and sell up to 11,058,042 equity shares, as described in this Prospectus and such Prospectus Supplement, in one or more offerings.
This Prospectus provides you with a general description of the securities that may be offered from time to time. We may provide you with a Prospectus Supplement to this Prospectus that will provide updated information if required whenever our equity shares are offered pursuant to this Prospectus or any Prospectus Supplement. This may include a Prospectus Supplement that will describe the information about the securities being offered and the specific terms of that offering. The Prospectus Supplement may also add, update or change the information contained in this Prospectus. If there is any inconsistency between the information in this Prospectus and any Prospectus Supplement, you should rely on the Prospectus Supplement. Before purchasing any securities, you should read carefully both this Prospectus and any Prospectus Supplement, together with the additional information described below.
This Prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information About Us.”
You should rely only on the information contained or incorporated by reference in this Prospectus and in any Prospectus Supplement. We have not authorized any other person to provide you with different information in this Prospectus or any Prospectus Supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Selling Shareholders will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus and the applicable supplement to this Prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all amounts are expressed in Indian Rupees or INR and / or “U.S. dollars” or “US$”, lawful currency of Republic of India and United States, respectively. Unless otherwise indicated, all financial information included in this Prospectus or included in any Prospectus Supplement is determined using U.S. generally accepted accounting principles (“U.S. GAAP”) , except as set forth under “Description of Share Capital”, and unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “Azure”, the “Company”, the “Corporation”, “we”, “us” and “our” mean Azure Power Global Limited and its subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus and the annual report referred elsewhere in this document contains forward looking statements about our current expectations and views of future events. All statements, other than statements of historical facts, contained in this Prospectus and the annual report, including statements about our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and future megawatt goals of management, are forward looking statements. These statements relate to events that involve known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions.
These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views about future events and are not a guarantee of future performance. All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:
•
the pace of government sponsored auctions;

•
changes in auction rules;

•
the Indian government’s willingness to enforce Renewable Purchase Obligations, or RPOs;

•
permitting, development and construction of our project pipeline according to schedule;

•
solar radiation in the regions in which we operate;

•
developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations;

•
adverse changes or developments in the industry in which we operate;

•
our ability to maintain and enhance our market position;

•
our ability to successfully implement any of our business strategies, including acquiring other companies;

•
our ability to enter into power purchasing agreements, or PPAs, on acceptable terms, the occurrence of any event that may expose us to certain risks under our PPAs and the willingness and ability of counterparties to our PPAs to fulfill their obligations;

•
our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

•
solar power curtailments by state electricity authorities;

•
our ability to establish and operate new solar projects;

•
our ability to compete against traditional and renewable energy companies;

•
the loss of one or more members of our senior management or key employees;

•
impact of the COVID-19 pandemic and lockdowns in India and globally;

•
political and economic conditions in India;

•
material changes in the costs of solar panels and other equipment required for our operations;

•
fluctuations in inflation, interest rates and exchange rates;

•
global economic conditions;

•
disruptions in our supply chain; and

•
other risks and uncertainties, including those referred to under the caption “Risk Factors” as described in “Item 3 — Key Information — D. Risk Factors” in our annual report on Form 20-F for the year ended March 31, 2021, filed with the SEC on July 28, 2021.

The forward-looking statements made in this Prospectus relate only to events or information as of the date on which the statements are made in this Prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this Prospectus and the documents that we reference in this Prospectus and have filed as exhibits with the SEC, of which the annual report is also a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.
This Prospectus also contains statistical data and estimates, including those relating to the solar industry and our competition from market research, analyst reports and other publicly available sources. These publications include forward-looking statements being made by the authors of such reports. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

THE COMPANY
We are a leading independent renewable power producer in India with a pan India portfolio of over 7 gigawatts. We developed India’s first private utility scale solar project in 2009 and have been at the forefront in the sector as a developer, constructor and operator of utility scale renewable projects since our inception in 2008. With our in-house engineering, procurement and construction expertise and advanced in-house operations and maintenance capability, we manage the entire development and operation process, providing low-cost solar power solutions to customers throughout India. Our equity shares are listed on the New York Stock Exchange under the symbol “AZRE.”

RISK FACTORS
Investment in our securities is subject to various risks. Before deciding whether to invest in any of our securities, investors should consider carefully the risks set forth in this Prospectus and the applicable Prospectus Supplement as well as risks incorporated by reference in this Prospectus including those in “Item 3 — Key Information — D. Risk Factors” in our annual report on Form 20-F for the year ended March 31, 2021, filed with the SEC on July 28, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, which are incorporated in the prospectus by reference, and any risk factors and other information described in any relevant free writing prospectus. Please see the sections of this Prospectus entitled “Where You Can Find Additional Information About Us” and “Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations and cause the value of our securities to decline.
Risks Relating to the Debt Securities
Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indentures.
The debt securities issued by us will be governed by a form indenture, which is described herein under “Description of Debt Securities” section. We may issue as many distinct series of debt securities under the applicable indenture as we wish and may provide holders with rights superior to the rights already granted or that may be granted in the future to holders of another series under that indenture. You should read carefully the specific terms of any particular series of debt securities we may offer contained in the prospectus supplement relating to such debt securities.
A ratings decline could adversely affect the value of the debt securities.
One or more independent credit rating agencies may assign credit ratings to the debt securities. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this prospectus, and other factors that may affect the value of the debt securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Purchasers of securities rely on the creditworthiness of us and no other person. Any of the rating agencies that rate the debt has the ability to lower the ratings currently assigned to that debt as a result of its views about the current or future business, financial condition or results of operations of us or other matters. Any ratings decline could adversely affect the value of the debt securities. Investment in the securities involves the risk that subsequent changes in actual or perceived creditworthiness of us may adversely affect the market value of the securities.
In the event of insolvency, the claims of certain preferential creditors (including the Mauritius tax authority for certain unpaid taxes) will rank in priority to claims of unsecured creditors.
If we become subject to an insolvency proceeding and have obligations to creditors that are treated under Mauritius law as creditors that are senior relative to the holders of the debt securities (including secured creditors), the holders of the debt securities may suffer losses as a result of their subordinated status during such insolvency proceeding.
Because we are a Mauritius company, a substantial portion of our assets are located outside the United States. In addition, many members of our board of directors and senior management are residents of countries other than the United States you may not be able to enforce.
As a result, it may be impossible for you to effect service of process within the United States upon us or to enforce against us or our key personnel both in and outside the United States any U.S. judgments for claims you may bring against us in civil and commercial matters, including judgments under United States federal securities laws. We understand that judgments of U.S. courts are generally not enforceable outside the U.S. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. federal securities laws or otherwise. Therefore, you may have difficulty enforcing any U.S. judgment against us or our non-U.S. resident directors and officers both in and outside the United States.

The debt securities lack a developed trading market, and such a market may never develop.
We may issue debt securities in different series with different terms in amounts that are to be determined. There can be no assurance that an active trading market will develop for any series of these debt securities even if we list the debt securities on a securities exchange.
There can also be no assurance regarding the future development of a market for the debt securities or the ability of holders of the debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If such a market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on, the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.
Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop. See “Plan of Distribution.”

USE OF PROCEEDS
Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the securities will be added to the general funds of the Company to be used for general corporate purposes, which may include reducing outstanding indebtedness and financing capital expenditures, investments and working capital requirements of the Company. Specific information about the use of proceeds from the sale of any securities will be set forth in a Prospectus Supplement. The Company may invest funds that it does not immediately require in short-term marketable debt securities.
The net proceeds to be received by the Company from the sale of the securities from time to time under this Prospectus or by a Prospectus Supplement are not expected to be applied to fund any specific project. The Company’s overall corporate strategy and major initiatives supporting its strategy are summarized in the Company’s management’s discussion and analysis for the year ended March 31, 2021, as further modified or superseded by information contained in the Company’s management’s discussion and analysis contained in any applicable current reports on Form 6-K filed subsequent to the Annual Report on Form 20-F, which are on file with the Securities and Exchange Commission and are incorporated herein by reference.
We will not receive any proceeds from sales of our equity shares by the Selling Shareholders.

CAPITALIZATION
The Company had 48,213,281 equity shares issued as of October 31, 2021. Subsequent to October 31, 2021, the Company issued 2,000 equity shares pursuant to Employee Stock Option Plan 2015 and Equity Incentive Plan 2016 (as amended in 2020), resulting in 48,215,281 equity shares issued as of November 30, 2021.
The following table sets forth our capitalization and indebtedness as of October 31, 2021. The historical data in the table is derived from, should be read in conjunction with, and is qualified by reference to the financial information incorporated by reference into this prospectus.
	As of October 31, 2021
	INR	US$(1)
	Amounts in millions
Cash and cash Equivalents	9,178	122.4
Total Debt(2)	117,110	1,561.5
Shareholders’ equity
Equity shares, US$0.000625 par value; 48,213,281 shares issued and outstanding	2	0.0
Additional paid-in capital	38,078	507.7
Accumulated deficit	(12,388)	(165.2)
Accumulated other comprehensive loss	(2,032)	(27.1)
Total APGL shareholders’ equity	23,660	315.4
Non-controlling interest	226	3.0
Total shareholders’ equity	23,886	318.4
Total capitalization	141,996	1,879.9

(1)
The translation of INR into US$ has been made at INR 75.00 to US$1.00, which is the noon buying rate in New York City for cable transfer in non-U.S. currencies as certified for customs purposes by the Federal Reserve Bank of New York on October 31, 2021.

(2)
Includes Short-term debt of INR 21,529 million (US$287.1 million), Current portion of Long-term debt INR 5,884 million (US$78.5 million) and Long-term debt of INR 89,697 million (US$1,195.9 million), net of ancillary cost of borrowing.

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated in Mauritius and our primary operating subsidiary, Azure Power India Private Limited, is incorporated in India. The majority of our directors and executive officers are not residents of the United States and substantially all of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon such persons or us. In addition, it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us, and it may be impossible to enforce judgments obtained in courts of the United States against such persons outside the jurisdiction of their residence, including judgments predicated solely upon U.S. securities laws.
There is uncertainty as to whether the courts in Mauritius would enforce judgments obtained in the United States against us or our directors or executive officers, as well as the experts named herein, based on the civil liability provisions of the securities laws of the United States or allow actions in Mauritius against us or our directors or executive officers based only upon the securities laws of the United States. Further, foreign judgments may not be given effect to by a Mauritius court where it would be contrary to any principle affecting public policy in Mauritius or to the extent that they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. We may comply with a U.S. judgment voluntarily, but, if we were not to do so, you would have to apply to a Mauritius court for an original judgment.
In addition to and irrespective of jurisdictional issues, neither Mauritian nor Indian courts will enforce a provision of the U.S. federal securities laws that is either penal in nature or contrary to public policy. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Mauritian or Indian courts. Specified remedies available under the laws of U.S. jurisdictions, including specified remedies under U.S. federal securities laws, would not be available under Mauritian or Indian law or enforceable in a Mauritian or Indian court, if they are considered to be contrary to Mauritian or Indian public policy. An award of punitive damages under a United States court judgment based upon United States federal securities laws is likely to be construed by Mauritian and Indian courts to be penal in nature and therefore unenforceable in both Mauritius and India. Further, no claim may be brought in Mauritius or India against us or our directors and officers, as well as the experts named herein, in the first instance for a violation of U.S. federal securities laws because these laws have no extraterritorial application under Mauritian or Indian law and do not have force of law in Mauritius or India.
Section 44A of the Indian Code of Civil Procedure, 1908, as amended, or the Civil Procedure Code, provides that where a foreign judgment has been rendered by a superior court in any country or territory outside of India which the Indian government has by notification declared to be a reciprocating territory, such foreign judgment may be enforced in India by proceedings in execution as if the judgment had been rendered by an appropriate court in India. However, the enforceability of such judgments is subject to the exceptions set forth in Section 13 of the Civil Procedure Code. This section, which is the statutory basis for the recognition of foreign judgments, states that a foreign judgment is conclusive as to any matter directly adjudicated upon except:
•
where the judgment has not been pronounced by a court of competent jurisdiction;

•
where the judgment has not been given on the merits of the case;

•
where the judgment appears on the face of the proceedings to be founded on an incorrect view of international law or a refusal to recognize the law of India in cases where such law is applicable;

•
where the proceedings in which the judgment was obtained were opposed to natural justice;

•
where the judgment has been obtained by fraud; or

•
where the judgment sustains a claim founded on a breach of any law in force in India.

Section 44A of the Civil Procedure Code is applicable only to decrees or judgments under which a sum of money is payable not being in the nature of amounts payable in respect of taxes or other charges of a similar nature or in respect of fines or other penalties and does not include arbitration awards. It is unlikely that a court in India would award damages on the same basis as a foreign court if an action were brought in India.

Furthermore, it is unlikely that an Indian court would enforce a foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with public policy or practice in India.
If a judgment of a foreign court is not enforceable under Section 44A of the Civil Procedure Code as described above, it may be enforced in India only by a suit filed upon the judgment, subject to Section 13 of the Civil Procedure Code, and not by proceedings in execution. The United States has not been declared by the Indian government to be a reciprocating territory for the purposes of Section 44A of the Civil Procedure Code. Accordingly, a judgment of a court in the United States may be enforced only by filing a fresh suit on the basis of the judgment and not by proceedings in execution.
The suit must be brought in India within three years from the date of the judgment in the same manner as any other suit filed to enforce a civil liability in India. It is difficult to predict whether a suit brought in an Indian court will be disposed of in a timely manner or be subject to untimely delay. Further, under the Civil Procedure Code, a court in India shall, upon the production of any document purporting to be a certified copy of a foreign judgment, presume that the judgment was pronounced by a court of competent jurisdiction, unless the contrary appears on record.
A party seeking to enforce a foreign judgment in India is required to obtain prior approval from the Reserve Bank of India under the Foreign Exchange Management Act, 1999, as amended, to repatriate any amount recovered pursuant to such enforcement. Any judgment in a foreign currency would be converted into Indian rupees on the date of judgment and not on the date of payment.
A final and conclusive judgment in the superior courts of a foreign jurisdiction, or foreign courts, other than the courts of the United Kingdom, under which a sum of money is payable (other than a sum payable in respect of taxes, fines, penalties or similar charges) may be recognized by, and be enforceable in, the courts of Mauritius if (1) the judgment is still valid, final and is capable of execution in the jurisdiction in which it was delivered; (2) the judgment is not contrary to any principle affecting public policy in Mauritius; (3) the foreign courts had jurisdiction to hear the claim; and (4) our company had been regularly summoned to attend the proceedings before the foreign courts. Any judgment expressed in a foreign currency by a foreign court, may, when made executory in Mauritius, be expressed in that foreign currency. A valid and final judgment rendered by a court in the United States may not be enforced in Mauritius except by way of exequatur under the Mauritius Code on Civil Procedure. The exequatur may be sought in Mauritius so long as the valid and final judgment is capable of execution in the United States.
A final and conclusive judgment or order in the superior courts of the United Kingdom under which a sum of money is made payable (and including an award in proceedings on an arbitration if the award has, under the law in force in the place where it was made, become enforceable in the same manner as a judgment by a court in that place) would, on registration in accordance with the provisions of The Reciprocal Enforcement of Judgments Act 1923 be enforceable in the Supreme Court of Mauritius. Any judgment expressed in pounds sterling or other currency by a superior court of the United Kingdom, may, when made executory in Mauritius, be expressed in pounds sterling or any other currency at the rate of exchange prevailing at the date of judgment of the original court.

EMERGING GROWTH COMPANY
As a company with less than US$1.07 billion in annual gross revenue during our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and amendments thereto. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company need not comply with any new or revised financial accounting standard until such date that a non-reporting company is required to comply with such new or revised accounting standard. We have, in our SEC filings, utilized, and we plan in future filings with the SEC, to continue to utilize, the modified disclosure requirements available to emerging growth companies. Furthermore, we are not required to present selected financial information or any management’s discussion herein for any period prior to the earliest audited period presented in connection with this Prospectus.
We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering of the Company; (c) the date on which we have, during the previous 3-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. If we choose to take advantage of any of these reduced reporting burdens, the information that we provide shareholders may be different than you might get from other public companies. The Company completes its fifth anniversary from the first sale of common equity shares during the fiscal year ended March 31, 2022, and the exemptions available for the Emerging Growth Company will no longer be available effective March 31, 2022. From that date, the Company will be required to comply with all reporting requirements as applicable to other public companies including the requirement to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

PLAN OF DISTRIBUTION
We or the Selling Shareholders may, from time to time, sell the securities to or through underwriters, agents or dealers pursuant to underwritten public offerings, at-the-market offerings, negotiated transactions, block trades or a combination of these methods and also may sell the securities directly to purchasers pursuant to applicable statutory exemptions or through agents, underwriters or dealers, or without using underwriters or agents, or through any other method permitted by applicable law and described in the applicable prospectus supplement.
In addition, we may issue subscription warrants (which we may refer to as to as subscription rights) to our existing security holders, which may be sold or transferred pursuant to applicable statutory exemptions or through agents, underwriters or dealers, or without using underwriters or agents, or through any other method permitted by applicable law and described in the applicable prospectus supplement. In some cases, certain shareholders or dealers acting for us may also repurchase the subscription warrants (or referred to as subscription rights) or our equity shares underlying such warrants (or referred to as subscription rights) and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our subscription warrants (or referred to as subscription rights) or our equity shares underlying such subscription warrants (or referred to as subscription rights) through any of these methods or other methods described in the applicable prospectus supplement. In connection with any offering of subscription warrants (or referred to as subscription rights) to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters or shareholders pursuant to which such underwriters or shareholder will purchase any offered securities remaining unsubscribed for after such offering of subscription warrants (or referred to as subscription rights). In connection with an offering of subscription warrants (or referred to as subscription rights) to our shareholders, we will distribute certificates evidencing the warrants (or referred to as subscription rights) and a prospectus supplement to our shareholders on the record date that we set for receiving subscription warrants (or referred to as subscription rights) in such offering.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers.
We may designate agents to solicit offers to purchase our securities. The Prospectus Supplement relating to each series of the securities will also set forth the terms of the offering of the securities, including to the extent applicable, the initial offering price, the proceeds to the Company or the Selling Shareholders, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers. Underwriters or agents with respect to securities sold to or through underwriters or agents will be named in the Prospectus Supplement relating to such securities. Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our equity shares, or sales made to or through a market maker other than on an exchange. If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions. If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement. We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.
In connection with the sale of the securities, underwriters may receive compensation from the Company, the Selling Shareholders or purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid either using a portion of the funds received in connection with the sale of the securities or out of the general funds of the Company or the Selling Shareholders.
Under agreements which may be entered into by the Company, the Selling Shareholders, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by the

Company or the Selling Shareholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
In connection with any offering of securities, the underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels above those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
There can be no assurance that the Selling Shareholders will sell any or all of the equity shares under this prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer, devise or gift the equity shares by other means not described in this prospectus. In addition, any equity shares covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The equity shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.
The Selling Shareholders and any other person participating in the sale of the equity shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the equity shares by the Selling Shareholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the equity shares to engage in market-making activities with respect to the particular equity shares being distributed. This may affect the marketability of the equity shares and the ability of any person or entity to engage in market-making activities with respect to the equity shares.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this Prospectus are set forth in our Annual Report on Form 20-F for the year ended March 31, 2021, which is incorporated herein by reference, and additional tax considerations will be set forth in the applicable Prospectus Supplement relating to the offering of those securities.

THE SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings, the following securities:
•
equity shares, par value $0.000625 per share;

•
debt securities consisting of senior notes, subordinated notes, debentures or other secured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for preferred stock or equity shares, and the payment obligations under any series of debt securities may be fully and unconditionally guaranteed by one or more of our subsidiaries; and

•
warrants (which, in the case of subscription warrants, we may refer to as subscription rights) to purchase equity shares, preferred stock or debt securities, which may be convertible into or exchangeable for equity shares, preferred stock or debt securities.

The Selling Shareholders may offer equity shares, par value $0.000625 per share.
The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that Prospectus Supplement. We will set forth in the applicable Prospectus Supplement a description of the material terms of debt securities and warrants, and, in certain cases, the equity shares that may be offered under this Prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the Prospectus Supplement, and other offering material, relating to such offer. The supplement may also add, update, change or supersede information contained in this Prospectus. To the extent the information contained in the prospectus supplement differs from the summaries provided in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this Prospectus and any Prospectus Supplement before you invest in any of our securities. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find Additional Information About Us.”

DESCRIPTION OF EQUITY SHARES
Equity Shares
General
All of the equity shares are fully paid. The preparation, issue and delivery of certificates shall be governed by the Mauritius Companies Act.
As of September 30, 2021, 48,206,937 equity shares were issued with par value of $0.000625 per share.
Dividends
To the extent permitted by the Mauritius Companies Act and our Constitution, dividends may only be paid out of retained earnings (after having made good any accumulated losses of ours at the beginning of any relevant accounting period), to the shareholders according to their rights and interests, and no distribution (which term includes dividend) may be made unless our board of directors is satisfied that, upon the distribution being made (1) we are able to pay our debts as they become due in the normal course of business and (2) the value of our assets is greater than the sum of (a) the value of our liabilities and (b) our stated capital. Subject to the Mauritius Companies Act and our Constitution, the declaration and payment of any dividend has to be authorized by the board of directors.
Any distribution or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by wire transfer to the account designated by the Shareholder or by cheque, postal, or money order sent through the post or by courier addressed to the holder at his address in our register of shareholders or, in the case of joint holders, addressed to the holder whose name stands first in our register of shareholders in respect of the shares at his registered address as appearing in the said register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque, postal, money order or wire transfer shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in our register of shareholders in respect of such shares, and shall be sent at his or their risk and payment of the cheque, postal, money order or wire transfer by the bank on which it is drawn shall constitute a good discharge to us. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.
Any dividend or distribution out of retained earnings unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to us and the payment by our board of directors of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute us a trustee in respect thereof.
Voting Rights and Certain Voting Requirements
For voting rights and certain voting requirements under our Constitution, please refer to the sections entitled “Description of Share Capital — Equity Shares — Voting Rights” and “Description of Share Capital — Equity Shares — Certain Voting Requirements” in our Registration Statement on Form F-1, filed with the SEC on December 16, 2015, including any subsequent amendments or reports filed for the purpose of updating such description, incorporated by reference herein.
Transfer of Equity Shares
Subject to the Mauritius Companies Act and to such restrictions contained in our Constitution as may be applicable, any shareholder may transfer all or any of his equity shares by an instrument of transfer in the usual or common or in a form prescribed by the Designated Stock Exchange (as defined in our Constitution) or in any other form which our board of directors may approve. No such instrument shall be required on the redemption of an equity share or on the purchase by us of an equity share.
Subject to the provisions of the Mauritius Companies Act, we must, on the written request of the transferor or transferee of a registered equity share in us, enter in our register of shareholders the name of the transferee of the equity share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as we may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share register closed for more than thirty days in any period of twelve months.
If our board of directors declines to register a transfer it shall, within twenty eight (28) days after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.
Liquidation
Subject the laws of Mauritius and our Constitution, upon our Company’s winding up, the whole or any part of our assets shall be divided amongst the shareholders on a pro rata basis.
Redemption of Shares
Subject to the provisions of the Mauritius Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, on the happening of a specified event or on a given date and/or at our option and/or at the option of the holders, on such terms and in such manner as may be determined by our board of directors.
Variation of Rights of Shares
All or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not we are being wound up) be altered or abrogated with the consent in writing of the holders of not less than 75% of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of such shares voting in person or by proxy. The necessary quorum shall be one or more persons together holding or representing by proxy not less than one-third in nominal value of the issued shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll.
The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.
Meetings of Shareholders
Subject to the Mauritius Companies Act, an annual shareholders’ meeting shall be convened by our board of directors not more than once in each year and not later than six months after our balance sheet date and not later than 15 months after the previous annual meeting. Special meetings of shareholders may be convened by our board of directors or on the written request of shareholders holding shares carrying together not less than 5% of the voting rights entitled to be exercised on the issue.
Subject to our Constitution, meeting of shareholders shall be called by not less than fourteen (14) nor more than sixty (60) business days’ notice in writing.
For a special meeting called on the written request of the shareholders, the shareholders must provide notice to our secretary which must be delivered to or mailed and received at our principal executive offices not less than ninety days nor more than one hundred twenty days prior to such special meeting.
A quorum for a meeting of shareholders shall be present where the shareholders or their proxies are present or have cast postal votes, who are between them able to exercise not less than 33.3% of the votes to be cast on the business to be transacted by the meeting.
A shareholder may exercise the right to vote either by being present in person or by proxy. A proxy for a shareholder may attend and be heard at a meeting of shareholders as if the proxy were the shareholder. A proxy shall be appointed by notice in writing signed by the shareholder, and the notice shall state whether the appointment is for a particular meeting or a specified term.

Inspection of Books and Records
Under the Mauritius Companies Act, we are required to keep available our certificate of incorporation, Constitution, share register, the full names and residential addresses of our directors, our registered office and address for service, copies of the instruments creating or evidencing charges which are required to be registered under section 127 of the Mauritius Companies Act, minutes of all meetings and resolutions of shareholders, copies of written communications to all shareholders or to all holders of a class of shares during the preceding seven years (including financial statements, and group financial statements), certificates given by directors under the Mauritius Companies Act and our interests register (if any) for inspection by any shareholder of ours or by a person authorized in writing by a shareholder for the purpose, between the hours of 9:00 a.m. and 5:00 p.m. on each working day during the inspection period at the place at which our records are kept in Mauritius. A shareholder who wishes to inspect such records must serve written notice on us of his intention to inspect the records.
The term “inspection period” is defined in the Mauritius Companies Act to mean the period commencing on the third working day after the day on which notice of intention to inspect is served on us by the person.
Changes in Capital
Subject to the Mauritius Companies Act, we may, from time to time, by ordinary resolution:
(a)
divide our shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(b)
consolidate and divide all or any of our share capital into shares of larger par value than our existing shares; and

(c)
engage in a forward stock split.

Subject to the Mauritius Companies Act and our Constitution and any confirmation or consent required by law or under our Constitution, we may from time to time by special resolution authorize the reduction of our stated capital (including any amount in any share premium account) or change the currency denomination of our share capital as we think fit.
Purchase by Our Company of our Own Shares
We may, pursuant to a special resolution, purchase or acquire and hold our own shares as treasury shares upon such terms as our board of directors may, in our discretion, determine, provided always that such purchase or acquisition is effected in accordance with the provisions of the Mauritius Companies Act, which generally requires solvency of the company after giving effect to such purchase or acquisition.
Interested Directors
Subject to the Mauritius Companies Act and our Constitution, a director shall, forthwith after becoming aware of the fact that he is interested in a transaction or a proposed transaction with us, cause to be entered in our interests register and disclose to our board of directors the nature and monetary value of that interest, or where the monetary value of the director’s interest cannot be quantified, the nature and extent of that interest. A general notice entered in the interests register or disclosed to our board of directors to the effect that a director is a shareholder, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.
To the extent that our company is a reporting issuer, as defined in section 86 of the Mauritius Securities Act 2005, the relevant disclosure requirements under the Mauritius Securities Act 2005 may also be applicable. We have applied to the Mauritius Financial Services Commission for an exemption from the disclosure requirements applying to reporting issuers under the Mauritius Securities Act 2005.
Notification of Shareholdings by Directors and Substantial Shareholders
Our Constitution provides that (a) each of our directors shall, upon his appointment to our board of directors, give an undertaking to our company that, for so long as he remains a director of our company, he shall forthwith notify our company secretary of the particulars of our equity shares beneficially owned by him at the time of his appointment and of any change in such particulars (including the circumstances of any such change), and (b) each member of our company shall, upon becoming a substantial shareholder of our company, give an undertaking to our company that, for so long as he remains as a substantial shareholder of our company, he shall notify our company secretary of the particulars of our equity shares in which he has an interest at the time of his becoming a substantial shareholder or of any change in such particulars (including the circumstances of any such change) within 48 hours of such time or change (as the case may be), provided that he shall only be required to give notice of a change in the percentage level of his interests in the shares where there is a change of 1% or more in the percentage level of his shareholding interest in the relevant class of shares in our company. For this purpose, a “substantial shareholder” means a person who holds by himself or his nominee a share or an interest in a share in the capital of our company which entitles him to exercise not less than 5% of the aggregate voting power exercisable at a meeting of our shareholders.
Additional Restrictions
Our Constitution provides that for so long as International Finance Corporation and IFC GIF Investment Company I together hold at least 5% of the share capital of the Company, the decisions on the following major corporate matters shall not be taken and/or implemented by the Company unless approved by way of a special resolution of shareholders. These matters include amending our Constitution, except certain exceptions, selling more than 50% of the Company’s assets or incur liabilities of more than 50% of the Company’s assets value, changing certain business of the Company or its subsidiaries, amending the ESOP plan approved by the Board, except certain exceptions, or issuing more than 10% share capital of the Company unless approved by the shareholders of the Company by way of an ordinary resolution.
Global Business Company
We are licensed by the Financial Services Commission as a Mauritius Global Business Company, or GBC.
Before the coming into force of the Mauritius Finance Act 2010, a GBC was only allowed to conduct business outside Mauritius. However, with the implementation of the Mauritius Finance Act 2010, a GBC may (i) carry on business in Mauritius, (ii) deal with persons resident in Mauritius, and (iii) hold shares or other interests in a corporation which is resident in Mauritius.
A GBC may conduct any business activity to the extent that it is not unlawful or contrary to public interest and to the extent that it does not cause or is likely to cause serious prejudice to the good repute of Mauritius as a center for financial services.
Following amendments to the Financial Services Act 2007 of Mauritius pursuant to the Finance Act 2018, a GBC is now governed by the new regulatory regime applicable to Global Business Companies.
A GBC must at all times:
(i)
Carry out its core income generating activities in or from Mauritius by:

— employing either directly or indirectly a reasonable number of qualified persons to carry out the core activities, and
— having a minimum level of expenditure, which is proportionate to its level of activities
(ii)
Be managed and controlled from Mauritius; and

(iii)
Be administered by a Management Company.

The following is a list of criteria, among others, which has to be complied with:
(a)
The company must have at least 2 directors, resident in Mauritius, of sufficient caliber to exercise independence of mind and judgment.

(b)
The company will maintain at all times its principal bank account in Mauritius.

(c)
The company will keep and maintain at all times its accounting records at its registered office in Mauritius.

(d)
The company will prepare its statutory financial statements and cause the same to be audited in Mauritius.

(e)
The company will provide for meetings of directors to include at least 2 directors from Mauritius.

A GBC is tax resident in Mauritius and can therefore benefit from the network of Double Taxation Avoidance Agreements which Mauritius has in place with a number of countries. Also, please refer to our Annual Report on Form 20-F for the year ended March 31, 2021, filed with the SECon July 28, 2021 for additional details.
Differences in Corporate Law
The Mauritius Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Mauritius Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Pursuant to the Mauritius Companies Act, subject to certain exceptions prescribed in the Mauritius Companies Act, a Mauritius company shall not enter into the following transactions unless the transaction is approved by special resolution or contingent on approval by special resolution of the shareholders of the company:
(a)
the acquisition of, or an agreement to acquire, whether contingent or not, assets the value of which is more than 75% of the value of the company’s assets before the acquisition;

(b)
the disposition of, or an agreement to dispose of, whether contingent or not, assets of the company the value of which is more than 75% of the value of the company’s assets before the disposition; or

(c)
a transaction that has or is likely to have the effect of the company acquiring rights or interests or incurring obligations or liabilities the value of which is more than 75% of the value of the company’s assets before the transaction (provided that this will not apply by reason only of the company giving, or entering into an agreement to give, a charge secured over assets of the company, the value of which is more than 75% of the value of the company’s assets for the purpose of securing the repayment of money or the performance of an obligation).

Under the Mauritius Companies Act, a special resolution is a resolution that is approved by a majority of 75% of the votes of those shareholders entitled to vote and voting on the question.
Where a transaction involves the acquisition or disposition or the acquiring of rights, interests or incurring obligations of, in any case, more than half the value of the Mauritius company’s assets, subject to certain exceptions prescribed in the Mauritius Companies Act, the transaction has to be approved by ordinary resolution or contingent on approval by ordinary resolution, and a Mauritius company shall not enter into the following transactions unless the transaction is approved by ordinary resolution or contingent on approval by ordinary resolution of the shareholders of the company:
(a)
the acquisition of, or an agreement to acquire, whether contingent or not, assets the value of which is more than 50% of the value of the company’s assets before the acquisition;

(b)
the disposition of, or an agreement to dispose of, whether contingent or not, assets of the company the value of which is more than 50% of the value of the company’s assets before the disposition; or

(c)
a transaction that has or is likely to have the effect of the company acquiring rights or interests or incurring obligations or liabilities the value of which is more than 50% of the value of the company’s assets before the transaction (provided that this will not apply by reason only of the company giving, or entering into an agreement to give, a charge secured over assets of the company, the value of which is more than 50% of the value of the company’s assets for the purpose of securing the repayment of money or the performance of an obligation).
Under the Mauritius Companies Act, an ordinary resolution is a resolution that is approved by a simple majority of the votes of those shareholders entitled to vote and voting on the matter which is the subject of the resolution.

Under Delaware law, a corporation may sell, lease or exchange all or substantially all of its property and assets upon approval by the board and resolutions adopted by holders of a majority of the outstanding shares of the corporation entitled to vote.
Mergers and Similar Arrangements
A merger of two or more constituent companies under Mauritius law requires an amalgamation proposal to be approved by the directors of each constituent company and by special resolution of the shareholders of each constituent company.
A merger between a Mauritius parent company and its Mauritius subsidiary or subsidiaries does not require approval by a resolution of shareholders. For this purpose a “subsidiary” has the meaning assigned to it by the Mauritius Companies Act.
Save in certain circumstances, a dissentient shareholder of a Mauritius constituent company is entitled to payment of the fair and reasonable price for his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will normally preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies where the Supreme Court of Mauritius, on the application of the company or, with leave of the court, any shareholder or creditor of the company, may order that an arrangement or amalgamation or compromise shall be binding on the company and on such other persons or classes of persons as the court may specify and any such order may be made on such terms and conditions as the court thinks fit.
Under the Delaware General Corporations Law, a merger of two Delaware corporations requires approval by the board and, except in certain circumstances, shareholders of each corporation. A merger between a Delaware parent company and its Delaware subsidiary or subsidiaries does not generally require shareholder approval.
Shareholders’ Suits
In principle, we will normally be the proper plaintiff, but under the Mauritius Companies Act, the Mauritius courts may grant leave to a shareholder (including a minority shareholder) to bring a derivative action.
In Delaware, in any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law. The complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort. Such action shall not be dismissed or compromised without the approval of the Chancery Court. Moreover, if we were a Delaware corporation, a shareholder whose shares were canceled in connection with our dissolution, would not be able to bring a derivative action against us after the equity shares have been cancelled.
Indemnification of Directors and Executive Officers and Limitation of Liability
Under the Mauritius Companies Act, a company may indemnify a director or employee of the company or a related company for any costs incurred by him or the company in respect of any proceedings (a) that relates to liability for any act or omission in his capacity as a director or employee and (b) in which judgment is given in his favor, in which he is acquitted, which is discontinued, in which he is granted relief under section 350 of the Mauritius Companies Act or where proceedings are threatened and such threatened action is abandoned or not pursued. The Mauritius Companies Act further provides that a company may indemnify a director or employee of the company or a related company in respect of (a) liability to any person, other than the company or a related company, for any act or omission in his capacity as a director or employee or (b) costs incurred by that director or employee in defending or settling any claim or proceedings relating to any such liability, save in respect of any criminal liability or liability in respect of a breach (in the case of a director) of the duty to exercise his powers honestly in good faith in the best interests of the company. Our Constitution provides for indemnification, to the extent permitted by Mauritius law, of our directors and officers for costs, charges, losses, expenses and liabilities incurred or sustained by them in the execution and discharge of their duties in their respective offices or in relation thereto, except in respect of their own fraud or dishonesty.
Under Delaware law, a corporation has the flexibility to indemnify a director, officer, employee or agent if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Mauritius law, a director of a Mauritius company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes duties to the company that include a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. Under the Mauritius Companies Act, our directors have a duty to our company to exercise their powers honestly, in good faith and in the best interests of our company. Our directors also have a duty to our company to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Where a director of a public company also holds office as an executive, the director is required under Mauritius law to exercise that degree of care, diligence and skill which a reasonably prudent and competent executive in that position would exercise. In fulfilling their duty of care to our company, our directors must ensure compliance with the Mauritius Companies Act and our Constitution, as amended from time to time.
Neither Mauritian law nor our Constitution requires the majority of our directors to be independent.
Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Mauritius law provides that, save for the annual meeting of a company, shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held or by resolution in writing signed by not less than 75% or such other percentage as the constitution of the company may require for passing a special resolution, whichever is the greater, of the shareholders who would be entitled to vote on that resolution at a meeting of shareholders who together hold not less than 75% (or, if a higher percentage is required by the constitution, that higher percentage) of the votes entitled to be cast on that resolution.
Shareholder Meetings
Shareholders of a Delaware corporation generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or bylaws. However, if a corporation fails to hold its annual general meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual general meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.
Mauritius law and our Constitution allow our shareholders to requisition a shareholders’ meeting. We are obliged by law to call a shareholders’ annual meeting once every year.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Mauritius law, our Constitution does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Constitution, directors may be removed by ordinary resolution of our shareholders.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains business combination provision applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. Subject to specified exceptions, an interested shareholder is a person or a group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, right, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% of more of the corporation’s outstanding voting stock at any time within the previous three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
There is no such statutory provision under Mauritius law restricting transactions between a company and its significant shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by all shareholders entitled to vote thereon. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Mauritius law, a company may be wound up by either an order of the courts of Mauritius or by a special resolution of its members or, if the company is unable to pay its debts, by a special resolution of its members with leave of the court. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Under the Insolvency Act 2009 of Mauritius, our company may be dissolved, liquidated or wound up by special resolution of our shareholders.

Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Mauritius law and our Constitution, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Mauritius law, our Constitution may only be amended by special resolution of our shareholders.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by our Constitution on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.
Such limitations are not required under the Delaware General Corporation Law.
Issuance of Preferred Shares
Our Constitution allows for our company to issue preferred shares. Our Constitution provides that, except for issuances of more than 10% of the share capital of the Company in a single transaction, which must be approved by an ordinary resolution of shareholders for so long as International Finance Corporation (“IFC”) or IFC GIF Investment Company I hold any equity shares of the Company, the directors of our company may offer, issue, grant options over or otherwise dispose of shares of our company to such persons, at such times and for such consideration and upon such terms and conditions as the board of directors of our company may in its absolute discretion determine (save that no shares shall be issued below the par value of the share) and that any share in our company may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as our company may determine or, if there has not been any such determination or so far as the same does not make specific provision, as the board of directors of our company may determine. As of the date of this Prospectus neither IFC nor IFC GIF Investment Company I held any equity shares of the Company.
Under the Delaware General Corporation Law, a corporation may issue preferred shares without shareholder approval.
Compulsory Acquisition
The Financial Services Commission in Mauritius has recently issued the Securities (Takeover) Rules 2010, or the Rules, under the Financial Services Act 2007 of Mauritius and the Mauritius Securities Act which may apply to takeover offers where the offeree is a reporting issuer in Mauritius and to a corporation holding a global business license which is listed on a relevant securities exchange. The Rules include provisions, inter alia, for the making of a mandatory offer and compulsory acquisition of shares. The Rules came into operation on May 1, 2011.
Anti-takeover provisions
Mauritius law does not prevent Mauritius companies from adopting a wide range of defensive measures, such as staggered boards, issue of preferred shares, adoption of poison pill shareholder rights plans and provisions that restrict the rights of shareholders to call meetings. Our Constitution includes the following provisions which may be regarded as defensive measures: (i) a staggered board of directors, (ii) the ability to issue preferred shares, (iii) granting directors the absolute discretion to decline to register a transfer of any shares (other than a fully paid share), and (iv) requiring that amendments to our Constitution be approved by a special resolution of the shareholders of our company.

Delaware law also does not prevent Delaware corporations from adopting defensive measures such as staggered boards, issue of preferred shares, adoption of poison pill shareholder rights plans and requirements for advance notification of shareholder nominations and proposals. In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder unless certain conditions are met. Generally, a business combination includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An interested shareholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested shareholder status, did own 15% or more of a corporation’s outstanding voting stock.
Registration Rights
On July 14, 2016 we entered into a registration rights agreement by and among Azure Power Global Limited, IFC, IFC GIF Investment Company I, Société de Promotion et de Participation pour La Coopération Économique, FC VI India Venture (Mauritius) Ltd., Helion Venture Partners II, LLC, Helion Venture Partners India II, LLC and DEG-Deutsche Institutions (collectively referred to as the “Holders”), pursuant to which we granted certain registration rights to certain holders of our Registrable Securities, as described below. On August 5, 2021, IFC, IFC GIF Investment Company I transferred their registration rights under the registration rights agreement to OMERS Infrastructure Asia Holdings Pte. Ltd.
Subject to the terms of the registration rights agreement, at any time or from time to time, one or more of the Holders may request that we effect a registration under the Securities Act of all or any part of the Registrable Securities (as defined in the registration rights agreement) owned by the Holders (each such registration is referred to as a “Demand Registration”), provided that the Registrable Securities to be so registered (i) have an aggregate value of at least US$25 million, based on the closing trading price of the equity shares on the date demand to file such Demand Registration Statement is made, or (ii) include all Registrable Securities of the Holder or Holders requesting the Demand Registration which remain outstanding at such time.
At any time after we become eligible to file a shelf registration statement under the Securities Act, the registration statement to be filed by us pursuant to any Demand Registration may be required by the Holder requesting such Demand Registration to be in the form of a shelf registration statement (or any similar or successor form for which we then qualify).
Each Holder is entitled to not more than four Demand Registrations pursuant to the registration rights agreement. All Holders are entitled to no more than one Demand Registration pursuant to the registration rights agreement per six-month period.
Whenever we propose to file a registration statement including, but not limited to, registration statements relating to our secondary offerings of Securities (but excluding registration statements relating to the paragraphs above and relating to employee benefit plans or with respect to corporate reorganizations) at any time and from time to time, we will, at least 20 days prior to such filing, give written notice to all Holders of our intention to do so and, upon the written request of any Holder(s) given within 10 days after we provide such notice, we will use our reasonable efforts to cause all Registrable Securities that we have been requested by such Holder(s) to register or to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder(s), provided that we shall have the right to postpone or withdraw any such registration effected without obligation to any Holder.
On September 30, 2016, we entered into a registration rights agreement with CDPQ Infrastructures Asia Pte Ltd. (“CDPQ”) on substantially the same terms as described above, except CDPQ is not entitled to more than three (3) Demand Registrations pursuant to the registration rights agreement.
On December 9, 2019, we and CDPQ Infrastructures entered into an Amended and Restated Registration Rights Agreement (the “Amended Registration Rights Agreement”) which amended the Registration Rights Agreement, dated as of October 17, 2016, between us and CDPQ Infrastructures. Pursuant to the terms of the Amended Registration Rights Agreement, at any time or from time to time, CDPQ Infrastructures may request that we effect a registration under the Securities Act of all or any part of the Registrable Securities owned by

CDPQ Infrastructures (each such registration is a “Demand Registration”), provided that the Registrable Securities to be so registered (i) have an aggregate value of at least $25 million, based on the closing trading price of the equity shares on the date the demand to file such Demand Registration Statement is made, or (ii) include all Registrable Securities of CDPQ Infrastructures which remain outstanding at such time. CDPQ Infrastructures is entitled to not more than five (5) Demand Registrations and is entitled to no more than one Demand Registration per six-month period.
Transfer Agent
The registrar and transfer agent for our equity shares is Computershare Inc.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of our debt securities that we may offer from time to time in one or more series. When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement, which may provide information that is different from this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to this prospectus, the prospectus supplement relating to that series and the related indenture and note. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the applicable prospectus supplement, indenture and note.
The debt securities we may issue include debentures, notes or other debt instruments of the Company of any series authenticated and delivered under a form indenture, entered into between us and a trustee. As used in this description, the words “we,” “us,” and “our” refer to Azure Power Global Limited, and not to any of our subsidiaries.
The following description of our debt securities is intended as a summary only and is qualified in its entirety by reference to the applicable indenture, applicable global note or debt security, a form of which are filed as exhibits to, and incorporated by reference in, the registration statement of which this prospectus forms a part. In the summary below, we have included references to article or section numbers of the form indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the indenture, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. The indenture will be subject to and governed by certain provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and we refer you to the indenture and the Trust Indenture Act for a statement of such provisions. Capitalized terms used in the below summary have the meanings specified in the indenture.
General
The debt securities will be our direct, unsecured obligations, which may be debentures, notes or other debt instruments of the Company of any series authenticated and delivered under the form indenture and convertible into shares of our equity shares or preferred stock. The indenture does not limit the amount of debt securities that we may issue and permit us to issue debt securities from time to time. The prospectus supplement relating to a particular series of debt securities will describe the specific terms of those debt securities and the indenture, which may include, without limitation, one or more of the following:
•
the designation, aggregate principal amount and authorized denominations of the debt securities;

•
whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

•
any limit on the aggregate principal amount of the debt securities;

•
the dates on which the principal of the debt securities will be payable;

•
the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•
the places where payments on the debt securities will be payable;

•
any terms upon which the debt securities may be redeemed, in whole or in part, at our option or at the option of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•
any conversion or exchange features;

•
any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•
the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the Maturity of the debt securities;

•
whether the debt securities are defeasible;

•
any addition to or change in the Events of Default;

•
whether the debt securities are convertible into or exchanged for our other securities (including our capital stock) and, if so, the terms and conditions upon which conversion or exchanges will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion or exchange period;

•
any addition to or change in the covenants in the indenture applicable to the debt securities; and

•
any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Debt securities may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States Federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Denominations, Exchange and Transfer
The debt securities of each series shall be issued in denominations of $1,000 and integral multiples thereof (Section 2.2) and the applicable supplemental indenture shall establish the registration form, coupons, and any other special denominations.
At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to any Global Securities, debt securities of each series may be exchangeable for other debt securities of the same series of any authorized denomination and of the equal aggregate principal amount (Section 2.7).
Subject to the terms of the applicable indenture and the limitations applicable to any global securities, debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, at the office of the Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any agent or approve a change in the office through which any agent acts (Section 2.4).
Modification and Waiver
We and the Trustee may, with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), enter into one or more supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the form indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of each such series. We and the Trustee may, without the consent of any holders of the debt securities, enter into one or more supplemental indentures adding any provisions:
•
to cure any ambiguity, defect or inconsistency;

•
to comply with the provisions related to successors;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to make any change that does not adversely affect the rights of any holder of the debt securities;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series;

•
to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the form indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the form indenture under the TIA (Section 9.1).

Events of Default
Except as otherwise set forth in any prospectus supplement relating to any debt securities, an Event of Default with respect to the debt securities of any series is defined in the indenture as:
(1)
default in the payment of any interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(2)
default in the payment of principal of or any premium on the debt securities of such series at its maturity; or

(3)
default in the performance, or breach, of any of our covenants set forth in the applicable indenture (other than a default included in the indenture solely for the benefit of a series other than that series) and continuance of such default or breach for a period of 90 days after due notice by the Trustee or by the holders of at least 25% in principal amount of the Outstanding debt securities of that series;

(4)
certain events of bankruptcy, insolvency or reorganization affecting us; or

(5)
Any other Event of Default provided in a board resolution, a supplemental indenture or an officer’s certificate (Section 6.1).

Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such debt securities.
Under the indentures, the Trustee must give to the holders of the debt securities of any series notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs. (Section 7.6).
Subject to the provisions of the indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such Trustee reasonable indemnity (Section 7.1, 7.8).
No holder of any debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, unless
•
such holder has previously given the Trustee under the applicable indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

•
the holders of at least 25% in principal amount of the Outstanding debt securities of that series have made written request to the Trustee to institute proceedings as Trustee;

•
such holder or holders have offered, and if requested, provided to the Trustee reasonable indemnity;

•
the Trustee for 60 days after its receipt of such request has failed to institute such proceeding; and

•
the Trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (Section 6.7).

However, no one or more of such holders shall have any right by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner herein provided and for the equal and ratable benefit of all such holders (Section 6.7).
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest (Section 2.2).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated form may be made by check mailed to the address of the person entitled thereto as such address appears in the debt securities’ register. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each place of payment for the debt securities of a particular series (Section 2.4).
Satisfaction and Discharge
Each indenture will be discharged and will cease to be of further effect as to all Outstanding debt securities of any series and guarantees issued thereunder (except for certain surviving rights and obligations), when:
•
either:

(i)
all debt securities of that series that have been authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii)
all debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee, or are deemed paid and discharged, and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of debt securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be.

•
we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities of that series; and

•
we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge of the applicable indenture with respect to the debt securities of that series have been complied with (Section 8.1).

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York (Section 10.10).

DESCRIPTION OF WARRANTS
Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, warrant or rights agreement and warrant certificate. Subscription warrants may be referred to as subscription rights in accordance with the applicable prospectus supplement.
General
We may issue warrants for the purchase of our equity shares, preferred stock or debt securities.
Warrants may be issued independently or together with any of our equity shares, preferred stock or debt securities offered by a prospectus supplement and may be attached to or separate from those offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of any form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants issued under a warrant agreement.
If the warrants (or rights, if so referred to as rights) are issued without a warrant agreement, a copy of the form of warrant (or form of rights, if so referred to as a right) certificate representing a series of warrants (or rights, if so referred to as rights), will be filed with the SEC in connection with the offering of a particular series of warrants (or rights, if so referred to as rights).
In addition, warrants (or rights, if so referred to as rights) may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the warrants (or rights, if so referred to as rights).
In connection with any offering of subscription warrants (which may be referred to as a rights offering) to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters or shareholders pursuant to which such underwriters or shareholders will purchase any offered securities remaining unsubscribed for after such offering of subscription warrants (which may be referred to as a rights offering). In connection with such offering of subscription warrants (which may be referred to as a rights offering) to our shareholders, we will distribute certificates evidencing the warrants (or rights, if so referred to as rights) and a prospectus supplement to our shareholders on the record date that we set for receiving subscription warrants (or subscription rights, if so referred to as subscription rights) in such offering.
Terms of Warrants
The prospectus supplement relating to a particular issue of warrants to purchase our debt securities, equity shares or preferred stock will describe the terms of those warrants (or rights if referred to as rights), which may include, without limitation, one or more of the following:
•
the title or designation of the warrants or rights;

•
the aggregate number of the warrants or rights;

•
the price or prices at which the warrants or rights will be issued;

•
the number of warrants or rights to be issued to a shareholder;

•
whether the warrants or rights are transferable;

•
the date on which the warrants or rights to exercise the subscription rights will commence and the date on which the rights will expire(subject to any extension);

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the extent to which the warrants or rights will include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with an offering of rights or warrants;

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the currency or currencies, including composite currencies or currency units, in which the exercise price of the warrants or rights may be payable;

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the designation, aggregate principal amount and terms of the underlying warrant or rights securities purchasable upon exercise of the warrants or rights, and the procedures and conditions relating to the exercise of the warrant or rights securities;

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the price at which the underlying warrant or rights securities purchasable upon exercise of the warrants or rights may be purchased;

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the date on which the right to exercise the warrants or rights shall commence and the date on which such right shall expire;

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whether the warrants or rights will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of the warrants or rights that may be exercised at any one time;

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if applicable, the designation and terms of the underlying warrant or rights securities with which the warrants or rights are issued and the number of the warrants or rights issued with each such underlying warrant security;

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if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant or rights securities purchasable upon exercise of the warrant or right will be payable;

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if applicable, the date on and after which the warrants or rights and the related underlying warrant securities will be separately transferable;

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information with respect to book-entry procedures, if any; and

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any other terms of the warrants or rights, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant (or right, if referred to as a right) will entitle the holder of the warrant (or right, if referred to as a right) to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the number of shares of equity shares or preferred stock being offered. Holders may exercise warrants (or rights, if referred to as rights) at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants (or rights, if referred to as rights) will be void. Holders may exercise warrants (or rights, if referred to as rights) as described in the prospectus supplement relating to the warrants (or rights, if referred to as rights) being offered.
Until a holder exercises the warrants (or rights, if referred to as rights) to purchase our debt securities or our equity shares or preferred stock, the holder will not have any rights as a holder of our debt securities or our equity shares or preferred stock, as the case may be, by virtue of ownership of the warrants (or rights, if referred to as rights).

SELLING SHAREHOLDERS
This Prospectus covers the resale, from time to time, of up to 11,058,042 equity shares that were issued and outstanding as of the date of the registration statement. The Selling Shareholders may sell all, some or none of equity shares covered by this Prospectus. These equity shares were originally issued to the Selling Shareholders as a result of the conversion of compulsorily convertible preferred shares or compulsorily convertible debentures in connection with our initial public offering. Such preferred shares and debentures were initially acquired in private placements of shares prior to our initial public offering.
The following table sets forth information with respect to the Selling Shareholders’ beneficial ownership of the equity shares as of October 31, 2021. The number of equity shares owned prior to any offerings represents all of the equity shares that the Selling Shareholders may offer hereunder. The percentage of shares beneficially owned prior to any offerings is based on 48,213,281 equity shares outstanding as of October 31, 2021. The Selling Shareholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”
The number of equity shares beneficially owned by each Selling Shareholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any equity shares over which the Selling Shareholder has sole or shared voting power or investment power as well as any shares that are exercisable or exercisable within 60 days of October 31, 2021.
Cyril Sebastien Dominique Cabanes, and Alan Rosling , members of our board of directors, are affiliated with CDPQ Infrastructures Asia Pte Ltd. (“CDPQ”). The remaining Selling Shareholders have not had any material relationship with us within the past three years.
	Shares Beneficially Owned Prior to Offering		Shares Registered		Shares Beneficially Owned After Offering or other Disposals
Name of Selling Shareholder	Number	%	Number	%	Number	%
CDPQ(1)(2)	24,259,272	50.31%	10,660,173	22.11%	*	*
Proparco(3)	397,869	0.83%	397,869	0.83%	0	0
TOTAL	24,657,141	51.14%	11,058,042	22.94%	*	*

*
To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

(1)
CDPQ Infrastructures Asia Pte Ltd., a company organized and existing under the laws of Singapore, is a wholly-owned subsidiary of the Caisse de dépôt et placement du Québec, a body constituted by the Act Respecting the Caisse De Dépôt Et Placement Du Québec. The principal address of the Caisse de dépôt et placement du Québec is 1000, Place Jean-Paul-Riopelle, Montréal, Québec, H2Z 2B3.

(2)
CDPQ beneficially owned 24,259, 272 Equity Shares as of October 31, 2021, which represents 50.31% of our outstanding Equity Shares on October 31, 2021.

(3)
Société de Promotion et de Participation pour la Coopération Economique, Proparco is a subsidiary of the Agence française de développement, who owns 64% of Proparco’s shares. Proparco’s principal address is 151, rue Saint Honoré, 75001 Paris, France.

Additional information about any Selling Shareholders, including its beneficial ownership of our equity shares, the number of equity shares being offered and sold, and the number of shares beneficially owned by any Selling Shareholders after the applicable offering, will be set forth in a Prospectus Supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this Prospectus.

EXPENSES
The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us (other than the expenses in connection with the sale of equity shares by the Selling Shareholders, which expenses will be paid by the Selling Shareholders, unless stated otherwise in a Prospectus Supplement). All amounts shown are estimates, except for the SEC registration fee.
SEC registration fee		$84,996.59
FINRA fees		*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
NYSE Supplemental Listing Fee	$	*
Miscellaneous	$	*
Total	$	*

*
To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

**
Includes SEC registration fee of $18,265.00 paid previously in connection with the Registration Statement (File No. 333-222171) filed with the SEC on December 20, 2017 and Registration Statement (File No. 333‑227164) filed with the SEC on August 31, 2018 and SEC registration fee of $66,731.59 paid with this registration statement.

LEGAL MATTERS
Except as otherwise set forth in the applicable Prospectus Supplement, certain legal matters in connection with the securities offered pursuant to this Prospectus will be passed upon for us by Dentons US LLP, our special United States counsel, to the extent governed by the U.S. federal law and the laws of the State of New York, and by Appleby, our special legal counsel as to Mauritius law, to the extent governed by the law of the Republic of Mauritius. Legal matters as to Indian law will be passed upon for us by L&L Partners. If legal matters in connection with offerings made pursuant to this Prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable Prospectus Supplement relating to any such offering.

EXPERTS
The consolidated financial statements of Azure Power Global Limited appearing in Azure Power Global Limited’s Annual Report on Form 20-F for the year ended March 31, 2021, have been audited by Ernst & Young Associates LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US
We are subject to the information requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. Such reports and other information are available on the SEC’s website at www.sec.gov. Prospective investors may read and copy any document we have filed with the SEC at the SEC’s public reference room in Washington, D.C. and may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Prospective investors may read and download some of the documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. Reports and other information about the Corporation may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our filings are also available on our website at http://www.azurepower.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.
We will furnish holders of our equity shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a foreign private issuer, we are exempt from a number of rules and regulations under the Exchange Act, applicable to U.S. domestic issuers, including the furnishing and content of proxy statements, and compliance with the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act applicable to executive officers, directors and principal shareholders.
We have filed with the SEC under the Securities Act, a registration statement on Form F-3 relating to the Securities and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, for a complete description of the applicable contract, agreement or other document, reference is made to the exhibits available on the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this Prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act.
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Our Reports on Form 6-K furnished with the SEC on August 6, 2021, August 11, 2021, September 30, 2021, October 22, 2021, November 12, 2021, November 17, 2021 and November 26, 2021;

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Our Annual Report on Form 20-F for the year ended March 31, 2021, filed with the SEC on July 28, 2021, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

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The description of our equity shares contained in our Registration Statement on Form F-1, filed with the SEC on December 16, 2015, including any subsequent amendments or reports filed for the purpose of updating such description; and

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The description of our equity shares contained in our registration statement on Form 8-A (File No. 001-37909), filed with the SEC on October 7, 2016, and any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this Prospectus (if they state that they are incorporated by reference into this Prospectus) until we file a post-effective amendment indicating that the offering of the Securities made by this Prospectus has been terminated. In all cases, you should rely on the later information over different information included in this Prospectus or the applicable Prospectus Supplement.
You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus and any accompanying Prospectus Supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information has been incorporated by reference in the prospectus but not delivered with the prospectus, upon written or oral request.
You may request a free copy of the above-mentioned filing or any subsequent filing we incorporated by reference to this Prospectus by writing or telephoning us at ir@azurepower.com or Azure Power, 5th Floor, Southern Park, D-II, Saket Place, Saket, New Delhi 110017, India, or 0091 11 4940 9800.